                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                      UTAH RESOURCES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY
                                                               FEBRUARY 13, 1997
                                                                 FOR REVIEW ONLY

                          UTAH RESOURCES INTERNATIONAL, INC.
                           297 West Hilton Drive, Suite #4
                               St. George, Utah  84770

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON APRIL 25, 1997


To the Shareholders of Utah Resources International, Inc.

    NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders ("Annual Meeting") of Utah Resources International, Inc., a Utah corporation (the "Company"), will be held at _____________________________ on
April 25, 1997 at ____________, M.S.T., for the following purposes:

    1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's issued and outstanding common, $.10 par value per share stock (the "Common Stock"), as of ____________ p.m., M.S.T., on __________________, 1997 on the basis that each
1,000 shares of Common Stock then outstanding will be converted into 1 share of common, $100.00 par value per share stock (the "New Stock"), with shareholders holding less than 1,000 shares of Common Stock or any increment thereof (after being given an option to purchase additional shares as needed to "round up" to the equivalent of 1,000 shares) being paid cash in exchange for their fractional shares at a price of $3.35 per share for each share outstanding immediately prior to such reverse split (the "Reverse Split").

    2. To elect five (5) directors to hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.

    3. To consider and vote upon a proposal to amend Article II, section 1 of the Company's By-laws to provide for an annual meeting date to be held on the third Monday in July of each year, beginning with the year 1997.

    4. To consider and vote upon three proposals submitted by Mark G. Jones, a director of the Company on behalf of Mark Technologies Corporation, which proposals are: (i) to appoint a special shareholders' Legal Affairs Committee, the sole purpose of which is to select and engage new general counsel, make a binding determination regarding the settlement, continued prosecution or other disposition of pending litigation to which the Company is a party and to make binding determinations regarding counsel selection in the future and future litigation in which the Company may be a party; (ii) to cause the Company to offer to purchase from all of its shareholders, at a purchase price of $4.00 per share, shares of the Company's Common

Stock, where acceptance of the Company's offer shall be voluntary and the offer shall not be designed to require acceptance by any shareholder; and
(iii) to appoint a special shareholders Fiduciary Duty Committee, the sole purpose of which shall be to make a binding determination, upon consultation with the Company's new general counsel, regarding the activities of the Company's Board of Directors, officers and counsel to consider whether actions, complaints or other redress, if any, should be taken by the Company against such individuals. A majority of the Board of Directors does not recommend approval of these proposals. IMCC, the Company's majority shareholder, has indicated that it will not vote in favor of these proposals.

    5. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Additional information relating to these matters is set forth in the attached proxy statement. The Board of Directors has fixed the close of business on __________________, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for at least 10 days prior to the Annual Meeting.

    Pursuant to a resolution approved by the Board of Directors, the Company has agreed to provide dissenters' rights to those shareholders holding less than 1,000 shares or any increment thereof that do not approve the Reverse Split, and believe that such shares have a value in excess of $3.35 per share, for those fractional shares only, pursuant to the terms of Part 13 of the Utah Business Corporation Act. Any holder of less than 1,000 shares or any increment thereof of the Company's Common Stock who is a shareholder of the Company as of the Record Date and does not assent to the Reverse Split and who believes that such shares have a value in excess of $3.35 per share will have the right, upon compliance with specific procedures, to demand from the Company payment of the fair value of such shareholder's fractional shares only. Such shareholder must, among other things, not vote for the approval of the Reverse Split, and believe that such shares have a value in excess of $3.35 per share (which approval would include submitting a signed proxy form without voting instructions), timely deliver to the Company a written demand for appraisal of their shares prior to the Annual Meeting and strictly comply with certain other requirements. For a more complete description of such rights, reference is made to "Dissenters' Rights" in the Proxy Statement and to Part 13 of the Utah Business Corporation Act, a copy of which is attached to the Proxy Statement as Exhibit B.

    YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  HOWEVER, WHETHER
OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO PROMPTLY MARK, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE SO THAT YOUR SHARES OF STOCK MAY BE REPRESENTED AND VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE MEETING. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD REQUEST SUCH RETURN OR IF YOU SHOULD REQUEST SUCH RETURN IN THE MANNER PROVIDED FOR REVOCATION OF PROXIES ON THE INITIAL PAGES OF THE ENCLOSED PROXY STATEMENT. PROMPT RESPONSE

BY OUR SHAREHOLDERS WILL REDUCE THE TIME AND EXPENSE OF SOLICITATION.

                     , 1997       BY ORDER OF THE BOARD OF DIRECTORS
---------------------


                                  JOHN FIFE
                                  Director, Chairman of the Board, CEO and
                                  President

    THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

PROCEDURAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

PROPOSED REVERSE SPLIT . . . . . . . . . . . . . . . . . . . . . . . . . .   3

     Summary of the Proposed Reverse Split . . . . . . . . . . . . . . . .   3
     Option to Round Up Stock Holdings . . . . . . . . . . . . . . . . . .   5
     Cash Payment in Lieu of Fractional Shares . . . . . . . . . . . . . .   5
     Market Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     Amendment to Articles of Incorporation. . . . . . . . . . . . . . . .   7
     Exercise of Round Up Option and Exchange of Stock Certificates. . . .   7
     Voting Requirements . . . . . . . . . . . . . . . . . . . . . . . . .   8
     Dissenters' Rights. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     Regulatory Requirements . . . . . . . . . . . . . . . . . . . . . . .  10
     Purchase of Returned Shares . . . . . . . . . . . . . . . . . . . . .  10

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

     Effect of the Proposed Reverse Split. . . . . . . . . . . . . . . . .  11
     Background of the Proposed Reverse Split. . . . . . . . . . . . . . .  12
     IMCC Transaction and Settlement Agreements. . . . . . . . . . . . . .  14
     Reasons for the Proposed Reverse Split. . . . . . . . . . . . . . . .  18
     Recommendation of the Board of Directors. . . . . . . . . . . . . . .  19
     Interests of Certain Persons and Potential Conflicts of Interest. . . 21 Conduct of the Company's Business After the Proposed Reverse Split. . 22
     Persons and Assets Employed, Retained or Utilized . . . . . . . . . .  22
     Financing the Proposed Reverse Split. . . . . . . . . . . . . . . . .  23

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. . . . . . . . . . . . . .  23

     Security Ownership of Certain Beneficial Owners . . . . . . . . . . .  23
     Security Ownership of Management. . . . . . . . . . . . . . . . . . .  24

FINANCIAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . .  26
     Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . .  26
     Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                                           PAGE
                                                                           ----

ELECTION OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . .   27

     Election of Board of Directors. . . . . . . . . . . . . . . . . . . .   27
     Current Directors and Nominees For Director . . . . . . . . . . . . .   28
     Meetings And Committees Of The Board Of Directors . . . . . . . . . .   31
     Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . .   31
     Compensation Of Directors . . . . . . . . . . . . . . . . . . . . . .   36
     Employment Contracts And Termination Of Employment And Change-in-
          Control Arrangements . . . . . . . . . . . . . . . . . . . . . .   36
     Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     Stock Ownership Of Management . . . . . . . . . . . . . . . . . . . .   37
     Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . .   38

AMENDMENT TO BY-LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . .   44

MARK TECHNOLOGIES CORPORATION PROPOSALS. . . . . . . . . . . . . . . . . .   45

     Material Proceedings and Transactions . . . . . . . . . . . . . . . .   46
     Section 16(a) Beneficial Ownership Reporting Compliance . . . . . . .   49
     Relationship With Independent Public Accountants. . . . . . . . . . .   50
     Annual Report . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
     Stockholder Proposals . . . . . . . . . . . . . . . . . . . . . . . .   50
     Other Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

EXHIBITS

     Exhibit A - Amendment to Articles of Incorporation
     Exhibit B - Part 13 of the Utah Business Corporation Act

                      PRELIMINARY COPY DATED FEBRUARY 13, 1997
                                 FOR REVIEW ONLY

                       UTAH RESOURCES INTERNATIONAL, INC.
                         297 West Hilton Drive, Suite #4
                             St. George, Utah  84770

                                 PROXY STATEMENT

                    Annual Meeting of the Shareholders to be
                          Held on _______________, 1997


                                  INTRODUCTION

     This Proxy Statement is furnished to the shareholders of Utah Resources International, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of the Shareholders of the Company (the "Annual Meeting"). The Annual Meeting will be held on ___________________, 1997, at ___________ p.m., M.S.T., at
_____________________________________________ for the purposes specified in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and enclosed form of proxy ("Proxy") were first sent to shareholders on or about ____________________, 1997.

                               PROCEDURAL MATTERS

     The Board of Directors of the Company is soliciting proxies from the shareholders of the Company in connection with the Annual Meeting. The enclosed Proxy enables shareholders to vote on all matters scheduled to come before the Annual Meeting. The matters scheduled to come before the Annual Meeting include: (i) considering and voting upon a proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's issued and outstanding common, $.10 par value per share stock (the "Common Stock"), as of __:__ p.m., M.S.T., on _______________________ __,
1997 on the basis that each 1,000 shares of Common Stock then outstanding will be converted into 1 share of common, $100.00 par value per share stock (the "New Stock"), with shareholders holding less than 1,000 shares of Common Stock or any increment thereof (after being given an option to purchase additional shares as needed to "round up" to the equivalent of 1,000 shares) being paid cash in exchange for their fractional shares at a price of $3.35 per share for each share outstanding on _______ __, 1997 (the "Record Date");
(ii) electing five directors to hold office until the next annual meeting of shareholders or until their successors have been elected and qualified; (iii) considering and voting upon a proposal to amend Article III, Section 1 of the Company's by-laws to provide for an annual meeting date to be held on the third Monday in July of each year, beginning with the year 1997; (iv) the following three proposals by Mark Technologies Corporation (A) appointment of a special shareholders Legal Affairs Committee, the sole purpose of which is to select and engage new general counsel, make a binding determination regarding the settlement, continued prosecution or other disposition of pending litigation to which the Company is a party and to make binding determinations regarding counsel selection in the future and future litigation in which the Company may be a party, (B) to cause the Company to offer to purchase from all of its shareholders, at a purchase price of $4.00 per share, shares of the Company's Common Stock, where acceptance of the Company's offer shall be voluntary and the offer shall not be designed to require acceptance by any shareholders and
(C) appointment of a special shareholders Fiduciary Duty Committee, the sole purpose of which shall be to make a binding determination, upon consultation with the Company's new general counsel, regarding the activities of the Company's Board of Directors, officers and counsel to consider whether actions, complaints or other redress, if any, should be taken by the Company against such individuals; and (v) transacting such other business as may properly come before the meeting and any adjournment thereof. Jenny Morgan, a director of the Company, opposes the proposals to amend the Company's Articles of Incorporation to effect a reverse split of the Company's
Common Stock, as more fully described herein, and to amend the by-laws of the Company. Jenny Morgan and Mark G. Jones, support the Mark Technologies Corporation proposals. Inter-Mountain Capital Corporation ("IMCC"), the holder of 50.5% of the Company's Common Stock, will vote in favor of the proposal (i) to amend the Company's Articles of Incorporation to effect a reverse split of the Company's Common Stock as discussed above; and
(ii) to amend the by-laws of the Company. IMCC opposes and will vote against the proposals made by Mark Technologies Corporation. When Proxies are returned properly executed, the shares represented thereby will be voted by the persons named in the Proxy in accordance with the shareholder's directions. Shareholders are urged to specify their choices by marking the enclosed Proxy; if no choice has been specified, the shares will be voted "for" the proposals set forth in the Notice of Annual Meeting and further described in this Proxy Statement. The Company encourages the personal attendance of its shareholders at the Annual Meeting. Execution of the accompanying Proxy may be revoked at any time before it is voted. Revocation may be effected by (i) a subsequently dated Proxy, (ii) written notice to the Company at its principal offices at 297 West Hilton Drive, Suite #4, St. George, Utah 84770, Attention: Gerry Brown, or (iii) by attending the Annual Meeting and voting your shares in person. No such notice of revocation of Proxy or later dated Proxy shall be effective, however, until and unless such notice or subsequent Proxy has been received by the secretary of the Company at or prior to the Annual Meeting. A revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Your attendance at the Annual Meeting will not of itself revoke a Proxy.

     The Board of Directors of the Company has fixed ____________________, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and vote at the Annual Meeting. At the close of business on the Record Date, 2,522,808 shares of the Company's common stock, par value $.10 per share (the "Common Stock") were issued and outstanding, and are, therefore, entitled to vote at the Annual Meeting. Such shares are held by approximately 558 shareholders of record. Common Stock constitutes the only class of voting securities entitled to vote at the Annual Meeting. Holders of record of Common Stock on the Record Date are entitled to one vote per share, exercisable by Proxy or at the Annual Meeting.

     The Company is a Utah corporation and directly owns approximately 394 acres of undeveloped land in St. George, Utah, 353 acres of which are developable, on which it conducts its real property development business, primarily through its wholly owned subsidiary, Tonaquint, Inc. ("Tonaquint"). The principal executive offices of the Company are located at 297 West Hilton Drive, Suite #4,
St. George, Utah 84770; the Company's telephone number at such office is
(801) 628-8080.

                             PROPOSED REVERSE SPLIT

SUMMARY OF THE PROPOSED REVERSE SPLIT

     A majority of the Board of Directors has adopted a resolution which sets forth a single proposal to amend (the "Amendment") the Articles of Incorporation (the "Articles of Incorporation") of the Company to (i) effect a reverse stock split (the "Reverse Split") of the Company's outstanding Common Stock as of _______ p.m., M.S.T., on ______________, 1997 (the "Effective Date") on the
basis that each 1,000 shares of Common Stock then outstanding will be converted into one share of common $100.00 par value stock of the Company (the "New Stock"), with fractional shareholders given the option to (A) receive cash in lieu of fractional shares of stock, or (B) purchase from the Company that portion of fractional shares of Common Stock needed to increase their share holdings to the next one whole share of New Stock; each shareholder holding less than one whole share of New Stock as of the Effective Date shall be eliminated as a shareholder by receiving cash in lieu of such fractional shares of stock.

     Subsequent to the Reverse Split and after compliance with all applicable federal and state securities and state corporate laws, the Company will permit any Common Stock redeemed through the Reverse Split (the "Returned Shares") to be acquired by the remaining shareholders of the Company, other than IMCC or its affiliates in 1,000 share increments (the "Returned Share Option"), at a purchase price equal to the pre-Reverse Split price of $3.35 per share (the "Returned Share Purchase Price"). Only those shares for which the Company has received a fully and properly executed letter of transmittal accompanied by the required documents will qualify as Returned Shares for purposes of this Returned Share Option. Such Common Stock shall be purchased in blocks of 1,000 shares of Common Stock such that for each purchase of a 1,000 share block of Common Stock shall be converted into 1 share of New Stock. In the event the Returned Share Option is over-subscribed, then each of the exercising shareholders may purchase the Returned Shares on a pro-rata basis (as determined by the number of shares held by each of the exercising shareholders as of the Record Date less those shares held by IMCC), but in no circumstances in less than 1,000 share blocks. In the event of such over-subscription, each qualified shareholder could elect to purchase that percentage of Returned Shares equal to

                                        x
                                     -------
                                     (y - z)

where "x" equals the number of New Stock shares owned by the qualified shareholder wishing to purchase the Returned Shares, "y" equals the total number of issued shares of New Stock, and "z" equals the number of issued shares of New Stock Shares owned by IMCC. Twenty-five percent (25%) of the Returned Share Purchase Price shall be payable in cash upon exercise, with the remaining balance of $2.51 per share being evidenced by a promissory note, payable in three years (the "Returned Share Note"). Subject to applicable Internal Revenue Service rules, the Returned Share Note shall bear simple interest at the short term applicable federal rate as stated in June 1996, which interest shall be payable annually in arrears. Payment of the Returned Share Note will be secured by a pledge of the Returned Shares purchased, as converted into share(s) of New Stock, pursuant to a stock pledge agreement to be provided by the Company. Exercising shareholders purchasing Returned Shares shall be required to apply any dividends, distributions or other payments made to the shareholder of the Company on the Returned Shares/New Stock to payment of the unpaid balance of the Returned Share Note. Returned Shares, as converted into New Stock, purchased by an exercising shareholder shall be fully votable in accordance with the terms of the Company's organizational documents and other agreements binding the Company for so long as the exercising shareholder is not in default under the pledge agreement or the Returned Share Note.

     The Reverse Split may be abandoned by the Board of Directors at any time before the Annual Meeting for any reason the Board of Directors deems advisable. After the Annual Meeting, the Reverse Split may be abandoned if the Company determines that the number of shareholders after the completion of the Reverse Split will exceed 300. The Reverse Split would be effected by the filing of the Amendment with the Secretary of State of the State of Utah and the occurrence of the Effective Date. The form of the Amendment is set forth in full on Exhibit A to this Proxy Statement. The Reverse Split will increase and decrease, respectively, the existing par value per share of the Company's stock and the total shares outstanding of such stock.

     The effect of the Reverse Split on the holders of Common Stock will be as follows:

     1. Fractional Shareholders who DO NOT elect to "round up" their holdings at least 10 days prior to the Effective Date will have their fractional shares automatically converted into the right to receive cash in lieu of the fractional shares of New Stock otherwise issuable to such holder in the amount set forth herein. (See "PROPOSED REVERSE SPLIT/Option to Round Up Stock Holdings and Cash Payment in Lieu of Fractional Shares").

     2. Fractional Shareholders who DO elect to "round up" their holdings to aggregate one whole share of New Stock at least ten days prior to the Effective Date will, on the Effective Date, have their (then) whole shares of Common Stock automatically converted into shares of New Stock. (See "PROPOSED REVERSE SPLIT/Option to Round Up Stock Holdings").

     3. Holders of record of 1,000 or more shares of Common Stock on ___________ __, 1997 (the "Record Date") will have their shares automatically converted after the Reverse Split into the number of whole and fractional shares of New Stock equal to the number of shares of Common Stock outstanding and held by them immediately prior to the Effective Date divided by 1,000. Such shareholders may also elect prior to the Effective Date to have their fractional shares of Common Stock "rounded up" to aggregate one whole share of New Stock. (See "PROPOSED REVERSE SPLIT/Option to Round Up Stock Holdings and Cash Payment in Lieu of Fractional Shares").

OPTION TO ROUND UP STOCK HOLDINGS

     The Board of Directors of the Company determined that it would be appropriate to give each existing shareholder of the Company the opportunity to remain as a shareholder of the Company. Without this opportunity, all holders of less than 1,000 shares of Common Stock (the "Small-Lot Shareholders") would, as a result of the Reverse Split, receive cash in exchange for their shares of Common Stock and would cease to be shareholders of the Company. To allow any Small-Lot Shareholder to avoid that result, the Company is offering Small-Lot Shareholders and fractional shareholders the option to "round up" their holdings of shares of stock in the Company to aggregate one whole share of New Stock after completion of the Reverse Split by purchasing additional fractional shares of Common Stock in full and in cash (at a price equivalent to the per share price the Company will pay to shareholders electing to "cash out" their fractional share holdings) necessary to round-up to aggregate one whole share of New Stock.

     A Small-Lot Shareholder and fractional shareholder will, as a result of the Reverse Split, have such fractional shares automatically converted into the right to receive ONLY cash (the "Cash Consideration") IF THE SMALL-LOT SHAREHOLDER OR FRACTIONAL SHAREHOLDER DOES NOT TIMELY EXERCISE THE FOLLOWING OPTION TO ROUND UP THE SMALL-LOT SHAREHOLDER'S OR FRACTIONAL SHAREHOLDER'S HOLDINGS OF STOCK OF THE COMPANY. In order to round up (and forego the Cash Consideration), within 30 days after the Effective Date each Small-Lot Shareholder and fractional shareholder must elect to round up by paying $3.35 in full and in cash for each 1/1000th share needed to round up the Small-Lot Shareholder's holdings and the fractional shareholder's holdings to equal an aggregate of one whole share of New Stock (the "Round Up Option"). In other words, a holder of less than 1,000 shares or any increment thereof of Common Stock before the Reverse Split would be required to purchase in full and in cash the fractional shares of Common Stock needed to increase his or her holdings to the equivalent of 1,000 shares or the next increment of 1,000 shares of Common Stock before the Reverse Split. The amount of cash required to "round up" will be equal to the product of 1,000 minus the number of shares initially owned or that number of shares in excess of a multiple of 1,000 shares multiplied by $3.35 (For example, if a shareholder currently owns 500, 1,500, or 2,500 shares, the cost to "round up" would be $1,675 (500 x $3.35 = $1,675)). A Small-Lot Shareholder or fractional shareholder desiring to take advantage of the Round Up Option must exercise the Round Up Option within 30 days after the Effective Date. (See "SPECIAL FACTORS/Exercise of Round Up Option and Exchange of Stock Certificates"). After expiration of such 30 day period, each Small-Lot Shareholder who has not exercised the Round Up Option will be eliminated as a shareholder of the Company and shall only be entitled to receive the Cash Consideration. After expiration of such 30-day period, each fractional shareholder who has not exercised the Round Up Option shall remain as a shareholder of the Company and shall be entitled to receive Cash Consideration for such fractional shares.

CASH PAYMENT IN LIEU OF FRACTIONAL SHARES

     In lieu of issuing fractional shares of Common Stock resulting from the Reverse Split, the Company will pay Cash Consideration to Small-Lot Shareholders and fractional shareholders who fail to timely exercise the Round Up Option based upon a value per outstanding share of Common Stock immediately prior to the Effective Date of $3.35 per share. (For a discussion of the fairness of the price of $3.35 per share for the Common Stock, see "SPECIAL FACTORS/Recommendation of the Board of Directors").

     In the event the Reverse Split is adopted, shareholders will receive a letter of transmittal regarding surrender of certificates formerly representing Common Stock of the Company for certificates evidencing shares of New Stock, cash in lieu of fractional shares and exercise of the Round Up Option. (See "PROPOSED REVERSE SPLIT/Exercise of Round Up Option and Exchange of Stock Certificates").

MARKET PRICE

     In lieu of issuing fractional shares resulting from the Reverse Split, the Company will pay cash to certain shareholders based upon a value per outstanding share of Common Stock held immediately prior to the Effective Date of $3.35 per share. The Company's Common Stock is listed on the National Association of Securities Dealers bulletin board system and is traded in the over-the-counter securities through the Automated Quotation System, under the NASDAQ symbol UTRS. The following table sets forth the quarterly high and low bid prices for the Company's Common Stock during the last two fiscal years, as reported by the National Quotations Bureau. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

     Since September 15, 1993, the Company's Common has been re-listed for trading in the over-the-counter market. Trading in the stock has been sporadic. The trading information provided should not be construed as a representation by the Company or its management that there is an established public trading market for the Company's Common Stock. Prior to September 15, 1993, there had not been a public market for the Company's Common Stock for more than the prior two fiscal years.

--------------------------------------------------------------------------------
                            1996                1995                1994
                            ----                ----                ----
--------------------------------------------------------------------------------
         Period        High       Low      High       Low      High       Low
         ------        ----       ---      ----       ---      ----       ---
--------------------------------------------------------------------------------

     First Quarter     $1.00      $.625    $4.00     $2.00     $3.00     $2.125


     Second Quarter    $1.50      $.75     $2.00     $1.50     $2.25     $1.50


     Third Quarter     $1.00      $.875    $1.75     $1.00     $1.75     $1.25


     Fourth Quarter     $.875     $.875    $1.00     $ .75     $2.00     $1.50

--------------------------------------------------------------------------------

     Except for certain transactions including: (i) the Split-Off Agreement by and between MidWest Railroad Construction and Maintenance Corporation ("Midwest") and the Company (the "Split-Off Agreement"), wherein the Company returned its Midwest shares to Robert D.

Wolff and Judith J. Wolff (together the "Wolffs") in exchange for the 590,000 shares of the Company's stock held by the Wolffs, (ii) the 1996 Settlement Agreement, by and among the Company, R. Dee Erickson, E. Jay Sheen, Lyle D. Hurd, Mark G. Jones, Mark Technologies Corporation, Anne Morgan, Victoria Morgan, IMCC, John Fife and Robinson & Sheen, L.L.C. (the "1996 Settlement Agreement"), wherein the Company redeemed 22,950 shares of Anne Morgan's URI stock and 17,602 shares of Victoria Morgan's URI stock, in cash, at $3.35 per share, and (iii) the conclusion of the exchange of 10.6 acres of land and 34,150 shares of C.E.C. Industries Corporation stock for 103,488 shares of the Company's stock; the Company has made no repurchases of its stock during the Company's second full fiscal year preceding this Proxy Statement. (See "SPECIAL FACTORS/IMCC Transaction and Settlement Agreements"). The Company did declare a $.10 cash dividend which was paid January 26, 1995, to shareholders of record January 12, 1995. A decision to pay dividends in the future will depend upon the Company's profitability, need for liquidity and other financial considerations. There are approximately 558 shareholders of the 2,522,808 outstanding shares of the Company's Common Stock. Approximately 479 shareholders hold less than 1,000 shares of the Company's Common Stock.

AMENDMENT TO ARTICLES OF INCORPORATION

     Assuming approval of the Reverse Split by the shareholders at the Annual Meeting, the Amendment to the Articles of Incorporation in the form of Exhibit A attached hereto will be filed with the Secretary of State of the State of Utah and the Reverse Split will become effective on the Effective Date thereof.
Under the Amendment, without any further action on the part of the shareholders, shares of issued and outstanding Common Stock immediately prior to the Effective Date, will be converted into the right to receive the number of shares of New Stock equal to the number of shares of Common Stock held of record by a shareholder, divided by 1,000 or, in the case of Small-Lot Shareholders and shareholders of fractional shares who do not exercise the Round Up Option on or before 30 days following the Effective Date, the right to receive the Cash Consideration, for such fractional shares unless the number of shareholders after completion of the Reverse Split exceeds 299 (and such condition is not waived by the Company), as of 6:00 a.m., M.S.T. on the Effective Date.

     The Amendment will, by its terms, decrease the number of shares of the Company's authorized Common Stock from 5,000,000 shares of $.10 par value to 5,000 shares of $100.00 par value each to effectuate the Reverse Split.

EXERCISE OF ROUND UP OPTION AND EXCHANGE OF STOCK CERTIFICATES

     After the approval of the Reverse Split, each shareholder will be mailed a notice of filing ("Notice of Filing") and a letter of transmittal ("Letter of Transmittal"). The Notice of Filing will indicate that the Amendment was filed and the Effective Date thereof. The Letter of Transmittal, and instructions relating thereto, will set forth the procedures by which shareholders will
(i) if such shareholder is a Small-Lot Shareholder or a fractional shareholder, elect to exercise the Round Up Option (or forego the Round Up Option and elect to receive only the Cash Consideration of a Small-Lot Shareholder or fractional shareholder for such shares in excess of multiples of 1,000 shares), and
(ii) tender their Common Stock stock certificates in exchange for the Cash Consideration or New Stock stock certificates (and, if applicable, cash in lieu of fractional shares). A Shareholder will be able to receive his New Stock and/or cash only by transmitting to the Company (A) a properly executed and completed Letter of Transmittal, (B) stock certificate(s) for Common Stock and such evidence of ownership of such shares as the Company may require, and (C) cash payment necessary for exercise of a Small-Lot Shareholder's or fractional shareholder's Round Up Option, if applicable. Payments of cash by the Company to the shareholders will be made only upon delivery of the relevant items which will be more specifically described in the Letter of Transmittal sent to each shareholder after approval of the Reverse Split. Similarly, shareholders who will remain such after the Effective Date will not receive certificates for New Stock unless and until the certificates representing their Common Stock are surrendered or such evidence of ownership of such shares as the Company may require is provided.

     THE NOTICE OF FILING AND THE LETTER OF TRANSMITTAL WILL BE TRANSMITTED BY THE COMPANY TO SHAREHOLDERS ON OR AFTER THE EFFECTIVE DATE. SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES OR PAYMENT FOR ADDITIONAL SHARES UNTIL THE NOTICE OF FILING AND LETTER OF TRANSMITTAL ARE RECEIVED AND SHOULD SURRENDER THEIR CERTIFICATES AND, IF APPLICABLE, PAYMENT FOR EXERCISE OF THE ROUND UP OPTION ONLY WITH SUCH LETTER OF TRANSMITTAL.

     There will be no direct service charges or sales commissions payable by the remaining shareholders in connection with the exchange of their certificates or by holders of fractional shares in connection with the payment of cash in lieu of the issuance of fractional Common Stock or fractional New Stock. These costs will be borne by the Company.

VOTING REQUIREMENTS

     Only holders of record of shares of Common Stock at the close of business on the Record Date will be entitled to notice of and vote at the Annual Meeting. On the Record Date there were approximately 2,522,808 shares of Common Stock outstanding. Each such share will be entitled to one vote on each matter considered at the Annual Meeting. Under Utah law the affirmative vote of a majority of all shares of Common Stock entitled to vote thereon is required to approve the Reverse Split. By virtue of a Board of Directors' resolution, the Board has agreed to make dissenter's rights available, as more fully described in Part 13 to the Utah Business Corporation Act, to those shareholders who:
(i) possess fractional shares which are eligible to be purchased by the Company pursuant to the Reverse Split, (ii) do not approve the Reverse Split, and
(iii) follow the guidelines outlined in Part 13 to the Utah Business Corporation Act. At the Record Date, the Company's executive officers, directors, and affiliates in the aggregate held with the power to vote approximately 1,613,745 shares of Common Stock, constituting approximately 64% of the shares of Common Stock entitled to vote at the Annual Meeting. (See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF"). IMCC, the holder of 50.5% of the shares of Common Stock, will vote in favor of the Reverse Split.

     The cost of soliciting Proxies will be borne by the Company. In addition to the use of the mails, Proxies may be solicited by the directors, officers, and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

DISSENTERS' RIGHTS

     By virtue of a Board of Directors passing a resolution to the effect, the Board has agreed to make dissenter's rights available, as more fully described in Part 13 to the Utah Business Corporation Act (the "Utah Business Act"), to those shareholders who: (i) possess fractional shares which are eligible to be purchased by the Company pursuant to the Reverse Split, (ii) do not approve the Reverse Split and believe that such fractional shares being purchased by the Company pursuant to the Reverse Split have a value in excess of $3.35 per share, and (iii) follow the guidelines outlined in Part 13 to the Utah Business Act. Any holders of less than 1,000 shares or any increment thereof of Common Stock who is a shareholder of the Company as of the Record Date and does not assent to the Reverse Split and believes that his or her shares have a value greater than $3.35 per share will have the right upon compliance with specific procedures, to demand from the Company payment of the fair value of such shareholder's fractional shares. A majority of the Board of Directors believes that $3.35 per share is the fair value of the shares of the Company. For a detailed discussion of the fairness of the $3.35 per share purchase price, see "SPECIAL FACTORS/Recommendation of the Board of Directors."

     Assuming that the Reverse Split is approved by the shareholders, a holder of less than 1,000 shares or any increment thereof of Common Stock who objects to the Reverse Split and who believes that such fractional shares being purchased by the Company pursuant to the Reverse Split have a value in excess of $3.35 per share, will have appraisal rights, only for those fractional shares, if he or she complies with all of the provisions of Part
13 of the Utah Business Act. Shareholders who follow the procedures ("Dissenting Shareholders") may receive a cash payment equal to the fair value of their shares (to the extent such fair value exceeds $3.35 per share), determined exclusive of any element of value arising from accomplishment or expectation of the Reverse Split. In order for a Dissenting Shareholder to pursue a fair value cash payment for such fractional shares, the Reverse Split must be approved and the Dissenting Shareholder must (i) deliver a written demand for payment of his or her fractional shares prior to the taking of the vote of the shareholders on the Reverse Split, (ii) not vote his or her shares in favor of the Reverse Split, and (iii) follow the procedures as set forth in Part 13 of the Utah Business Act. A return of an executed proxy card without any specification as to the way the shares are to be voted will be treated as a vote in favor of the Reverse Split and will constitute a waiver of his or her demand rights under
Part 13 of the Utah Business Act. Furthermore, a proxy card with a vote against the Reverse Split, alone, will not serve as a written demand for payment. Written demands must be filed with the Company no later than ten days prior to the Annual Meeting date. The written demand must reasonably inform the Company of the shareholder's identity and of the intention to demand payment of his or her shares thereby. Within 10 days after the Effective Date of the Reverse Split, the Company is required to give notice that the Reverse Split has become effective to shareholders who have made written demands. Shareholders who hold more than 1,000 shares of Common
Stock may exercise appraisal rights for only the fractional shares held by such shareholder. For example, if a shareholder owns 1,500 shares of Common Stock, such shareholder may only exercise his or her appraisal rights with respect to 500 shares of Common Stock. Such shareholder's remaining 1,000 shares of Common Stock will be converted into 1 share of New Stock.

     The shares of any Dissenting Shareholder who subsequently withdraws or loses this rights of appraisal with respect to the fractional shares will be converted into cash pursuant to the terms of the Reverse Split on the same basis as if they had made no demands for payment.

     A shareholder's failure to vote on the Reverse Split will constitute a waiver of his or her demand rights under Part 13 of the Utah Business Act. A vote against the Reverse Split will not satisfy the requirements with respect to a written demand for payment referred to above or the other actions specified in
Part 13 of the Utah Business Act to perfect such payment rights, and such written demand for payment must be in addition to and separate from any proxy or vote against the Reverse Split.

     Only holders of record of less than 1,000 shares or any increment thereof of Common Stock are entitled to demand rights for those fractional shares as described above, and the procedures to perfect such rights must be carried out by and in the name of holders of record. Persons who are beneficial but not record owners of less than 1,000 shares or any increment thereof and who wish to exercise payment rights with respect to these fractional shares and the Reverse Split should consult promptly with the record holders of their shares as to the exercise of such rights.

     The foregoing does not purport to be a complete statement of the provisions of Part 13 of the Utah Business Act and is qualified in its entirety by reference to that Part, which is reproduced in full as Exhibit B to this Proxy Statement.

REGULATORY REQUIREMENTS

     The Company has concluded that the Reverse Split will not require the approval of any government agency.

PURCHASE OF RETURNED SHARES

     Subsequent to the Reverse Split and upon compliance with all applicable federal and state securities and state corporate laws, the Company will permit any Common Stock redeemed through the Reverse Split (the "Returned Shares") to be acquired by the remaining shareholders of the Company, other than IMCC or its affiliates, in increments of 1,000 shares (the "Returned Shares Option"), at a purchase price per share equal to the pre-Reverse Split share price of $3.35 (the "Returned Share Purchase Price"). Only those shares for which the Company has received a fully and properly executed Letter of Transmittal accompanied by the required documents will qualify as Returned Shares for purposes of this Returned Share Option. Such Common Stock shall be purchased in blocks of 1,000 shares of Common Stock such that each shareholder purchase of a 1,000 share block of Common Stock shall be converted into 1 share of New Stock. In the event the Returned Share Option is over-subscribed, then each of the exercising shareholders may purchase the Returned Shares on a pro rata basis (as determined by the number of shares held by each of the exercising shareholders as of the Record Date less those shares held by IMCC) but in no circumstances in less than 1,000 share blocks. In the event of such over-subscription, each qualified shareholder could elect to purchase that percentage of Returned Shares equal to
                                        x
                                     -------
                                     (y - z)

where "x" equals the number of New Stock shares owned by the qualified shareholder wishing to purchase the Returned Shares, "y" equals the total number of issued shares of New Stock, and "z" equals the number of issued shares of New Stock owned by IMCC. Twenty-Five percent (25%) of the Returned Share Purchase Price shall be payable immediately in cash upon exercise of the Returned Share Option with the remaining balance of $2.51 per share being evidenced by a promissory note, payable in three years (the "Returned Share Note"). Subject to applicable Internal Revenue Service rules, the Returned Share Note will bear simple interest at the short term applicable federal rate as stated in June 1996, which interest shall be payable annually in arrears. Payment of the Returned Share Note will be secured by a pledge of the Returned Shares purchased as converted into share(s) of New Stock pursuant to a stock pledge agreement to be provided by the Company. Exercising shareholders purchasing Returned Shares shall be required to apply any dividends, distributions or other payments made to the shareholder of the Company on the Returned Shares/New Stock to payment of the unpaid balance of the Returned Share Note. Returned Shares, as converted into New Stock purchased by an exercising shareholder, shall be fully votable in accordance with the terms of the Company's organizational documents and other agreements binding the Company, for so long as the exercising shareholder is not in default under the pledge agreement or the Returned Share Note.

                                 SPECIAL FACTORS

EFFECT OF THE PROPOSED REVERSE SPLIT

     The Reverse Split will be effected by means of the filing of the Amendment and the occurrence of the Effective Date. Following the Effective Date, the Common Stock owned by each Small-Lot Shareholder who does not exercise the Round Up Option will represent solely the right to receive the Cash Consideration for such fractional shares. The interest of each such Small-Lot Shareholder in the Company will thereby be terminated, and such Small-Lot Shareholder will no longer have any right to vote as a shareholder and will no longer share in the assets or any future earnings of the Company. Each holder of more than 1,000 shares of Common Stock before the Reverse Split that does not exercise the Round Up Option will continue to be a shareholder of the Company with rights to vote as a shareholder and rights to share in the assets and any future earnings of the Company and will receive the Cash Consideration for such fractional shares.

     On the Effective Date, each shareholder of record who owns one or more whole shares of New Stock (including holders of 1,000 or more shares of Common Stock before the Reverse Split AND Small-Lot Shareholders who timely exercise the Round Up Option) will continue as a shareholder of the Company with respect to the share or shares of New Stock resulting from the Reverse Split.

     The Company has authorized capital stock of 5,000,000 shares of $.10 par value per share common stock. The number of shares of authorized common stock will, as a result of the Amendment, be decreased to 5,000 shares of $100.00 par value per share common stock. (See "PROPOSED REVERSE SPLIT/Amendment to Articles of Incorporation"). As of October 8, 1996, the number of issued and outstanding shares of Common Stock was 2,522,808. Based upon the Company's best estimates (assuming no Small-Lot Shareholders and no fractional shareholders exercise pre-split the Round Up Option and no shareholders elect to purchase the Returned Shares), the number of issued and outstanding shares of Common Stock will be reduced as a result of the Reverse Split from 2,522,808 to approximately 2,419,000, and the number of shareholders of record will be reduced from approximately 558 to approximately 79. There will be approximately 5,000 authorized, and 2,419 issued shares of New Stock following the Reverse Split. The number of issued shares of New Stock may be impacted by individuals who own their shares of Common Stock through brokerage firms.

     The Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. Upon consummation of the Reverse Split, if the total number of shareholders is reduced to below 300, the Company will file a Form 15 with the Securities and Exchange Commission ("SEC") to deregister as a reporting company under the Exchange Act. Deregistration of the Company under the Exchange Act will significantly reduce the cost of legal and accounting services, in addition to the administrative burden of compliance with the filing and other requirements of registration under the Exchange Act. (See "SPECIAL FACTORS/Reasons for the Reverse Split").

BACKGROUND OF THE PROPOSED REVERSE SPLIT

     The Company was organized in Utah in 1966, as Utah Industrial Inc. It was renamed Utah Resources International, Inc. in 1969. In 1981, the Company became a "reporting company" requiring it to file various reports with the SEC. The Company directly owns approximately 394 acres of undeveloped land in St. George, Utah, approximately 353 acres of which are developable, on which it conducts its real property development business through its wholly owned subsidiary, Tonaquint, Inc.

     As a "reporting company," the Company and its "insiders" (generally defined to include the Company's directors, executive officers and 10% or more shareholders) have reported to the SEC (pursuant to the Exchange Act) since it became a public company. In general, under Section 12(g) of the Exchange Act, a corporation and its insiders are required to file certain periodic and annual reports with the SEC once the corporation acquires over 500 shareholders (and maintains over $10 million in assets). The Company currently files various periodic and annual reports with the SEC, as mandated by Section 12(g) of the Exchange
Act, although in recent years some reports required to be filed by the Company have been filed late or not at all. The Company's periodic and annual filings include, but are not limited to, Form 10-KSB, Form 10-QSB, Form 8-K, Proxy Statement and Annual Reports to shareholders. In addition, the Company's insiders are also required to file certain periodic and annual reports with the SEC. The Company's insider reporting requirements include, but are not limited to, Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5 filings. Finally, the Company and its insiders may be subject to potential civil and criminal liability if actions on behalf of the Company were found to violate the provisions of the Exchange Act and the numerous regulations adopted thereunder.

     There are certain advantages to being a "reporting company" under the Exchange Act. The primary advantage is the potential flexibility for current or future financing of corporate expansion through the building of a more broad equity base through publicly offered sales of securities. Furthermore, registration may provide greater prestige because of the "public" nature of the corporation. In addition, the valuation of shares of a corporation's stock may be made easier if there is active trading of such shares on an established securities exchange.

     Registration as a reporting company may also engender a more public market for a corporation's stock, due to active trading, thus providing increased liquidity for shareholders who desire to sell the corporation's stock. Finally, a corporation reporting to the SEC under the Exchange Act must provide detailed information to its stockholders concerning a corporation's principal stockholders, directors and executive officers, compensation paid a corporation's executives, audited financial statements and certain relationships in related transactions between a corporation's insiders and the corporation. Under certain circumstances, this could better enable a corporation's stockholders to assess the financial operations and policies of a corporation.

     On July 3, 1996, the Company consummated a transaction with IMCC, whereby Common Stock, representing 50.5% of the outstanding stock of the Company, was transferred to IMCC at a price of $3.35 per share and payable in accordance with the terms set forth in the Stock Purchase Agreement by and between IMCC and the Company (the "Stock Purchase Agreement"). The transfer of such shares to IMCC was made pursuant to the transactions contemplated by a Letter of Intent dated April 5, 1996, as amended, by and between IMCC and the Company, (the "Letter of Intent"), and a settlement agreement by and among the Company, R. Dee Erickson,
E. Jay Sheen, Lyle D. Hurd, Mark Jones, Mark Technologies Corporation, Anne Morgan, Victoria Morgan, IMCC, John Fife and Robinson & Sheen L.L.C. (the "1996 Settlement Agreement"), a settlement agreement by and among the Company, John H. Morgan, Jr., Daisy R. Morgan, IMCC, John Fife, Robinson & Sheen, L.L.C., R. Dee Erickson, Lyle D. Hurd, and E. Jay Sheen (the "Morgan Settlement Agreement") (collectively, the "Transaction Agreements"). (See "SPECIAL FACTORS/IMCC Transaction and Settlement Agreements"). Among other things, pursuant to IMCC's Stock Purchase Agreement, IMCC agreed to cause the Company to effect the Reverse Split. In addition to the requirements of the IMCC Stock Purchase Agreement, the Company's senior management and its Board of Directors have assessed the advantages and disadvantages of the Company being a reporting company under the Exchange Act. Of the approximate 558 Shareholders, it was noted that approximately 479 Shareholders of record own fewer than 1,000 shares. In addition, senior management and the Board of Directors of the Company noted that there was little or no pubic market for the

Company's Common Stock. Upon consummation of the Reverse Split, the Company will most likely be permitted to deregister as a reporting company under the Exchange Act. Deregistration will significantly reduce the cost of the Company's legal and accounting services by eliminating the requirements that the Company make periodic and annual filings with the SEC. Deregistration would also reduce or eliminate the potential exposure of the Company and its insiders for possible failure to comply with Exchange Act requirements. (See "SPECIAL FACTORS/Reasons for the Proposed Reverse Split").

     In considering an ownership restructuring transaction, the Board of Directors also considered the possible detrimental effects of such a transaction. An ownership restructuring transaction might reduce the potential flexibility for current or future financing of the Company's expansion through the building of a more broad equity base. In addition, a public company reporting under the Exchange Act must provide detailed information to its stockholders concerning its principal stockholders, directors, and executive officers, compensation paid to its executives, audited financial statements and certain relationships and related transactions between the company's insiders and the company. Upon consummation of the proposed ownership restructuring transaction, the Company will cease reporting under the Exchange Act; and therefore, less financial and other information will be available to the shareholders with respect to the Company, and its officers, directors and principal shareholders. This might limit a shareholder's ability to assess the financial operations and policies of the Company. Notwithstanding such potential detrimental effects, a majority of the Board of Directors concluded that in light of the contractual requirements of the Transaction Agreements and the belief of a majority of the Board of Directors that continuing as a "reporting company" was too costly, and a majority of the Board of Directors determined that an ownership restructuring, designed to deregister the Company, was the most appropriate course of action. (See "SPECIAL FACTORS/Recommendation of the Board of Directors").

     On January 22, 1997, a majority the Board of Directors voted that a restructuring of the stock ownership be accomplished through a reverse stock split and approved the Reverse Split in the form discussed in this Proxy Statement and directed that a proposal for the Reverse Split be submitted to a vote of the shareholders. On January 22, 1997, the Chairman of the Board (by authority of the Board of Directors) set the Record Date of the Annual Meeting as _________, and set ________, 1997 as the date of the Annual Meeting.

IMCC TRANSACTION AND SETTLEMENT AGREEMENTS

     Over the past nine years, the Company has been involved in various disputes and controversies involving its ownership, operation and management. A shareholders derivative action captioned as ERNEST MUTH, ET AL. V. JOHN H. MORGAN, JR., ET AL., was filed as Civil Number C-87-1632 in the Third Judicial District Court of Salt Lake County, Utah (the "First State Action"), alleging among other things that the officers and directors of the Company committed various breaches of their fiduciary duties to the Company. A settlement agreement was entered into in the First State Action on April 6, 1993 (the "1993 Settlement Agreement"), wherein, among other things, parties to the lawsuit agreed to the manner in which directors of the Company would be selected until such time as the 1993 Settlement Agreement was terminated. On or about July 21, 1995, attorneys for the Company on behalf of the Company filed an action against John H. Morgan, Jr. and Daisy R. Morgan, to enforce the 1993 Settlement Agreement in the First State Action which resulted in certain findings of fact and conclusions of law and an order enforcing the 1993 Settlement Agreement entered by Judge Michael R. Murphy on October 4, 1995 (the "Murphy Order"). The Murphy Order was appealed by John H. Morgan, Jr. and Daisy R. Morgan and cross-appealed by the Company. An Order to Show Cause was subsequently filed in the First State Action on behalf of the Company by attorneys for the Company against John H. Morgan, Jr. and Daisy R. Morgan (the "Order to Show Cause").

     On or about June 13, 1995, pursuant to a Plan of Share Exchange Agreement, dated as of February 16, 1995, by and among the Company, Midwest Railroad Construction and Maintenance Corporation of Wyoming, a Wyoming corporation ("Midwest"), Robert D. Wolff ("RD Wolff") and Judith J. Wolff ("JJ Wolff") (the "Share Exchange Agreement"), the Company acquired all of the outstanding shares of Midwest from RD Wolff and JJ Wolff in exchange for 590,000 restricted shares of authorized but unissued shares of the Company. Pursuant to the Share Exchange Agreement, RD Wolff became the President of the Company. For a more detailed description of the Share Exchange Agreement, see Form 8-K filed July 20, 1995. A shareholders derivative action captioned as ANNE MORGAN ET AL. V. R. DEE ERICKSON, ET AL., was filed as Case Number 2:95CV-0661C in the United States District Court for the District of Utah, Central Division (the "First Federal Action"), alleging among other things that the defendants had, among other things, violated proxy solicitation rules, violated disclosure rules under the Securities and Exchange Act of 1934, breached their fiduciary duties to the Company's shareholders, breached professional duties, committed fraud, wasted and looted the Company's assets, converted Company property, engaged in self-dealing, mismanaged the corporation and breached the duty of loyalty. The complaint sought among other things, the rescission of the Share Exchange Agreement. In April 1996, the Company, Midwest, RD Wolff and JJ Wolff entered into a Split-Off Agreement whereby, among other things, the Share Exchange Agreement was rescinded (the "Recision Agreement") and the shares of Midwest acquired by the Company were returned to RD Wolff and JJ Wolff.

     On April 5, 1996, the Company entered into a letter of intent ("Letter of Intent") with IMCC to sell a controlling interest in the Company to IMCC, at a purchase price equal to $3.35 per share. On May 17, 1996, a shareholders derivative suit captioned as MARK TECHNOLOGIES CORP. ET AL. V. UTAH RESOURCES INTERNATIONAL, INC., ET AL., was filed as Civil No. 96-090-3332CV in the Third Judicial Court of Salt Lake County, Utah (the "Second State Action"). Mark G. Jones, a director of the Company, is the controlling shareholder of Mark Technologies Corporation. The Second State Action included, among other things, a request for the issuance of a temporary restraining order and injunction against the transactions contemplated in the Letter of Intent. On June 26, 1996, the Company entered into two settlement agreements. The first settlement agreement was by and among the Company, John H. Morgan, Jr., Daisy R. Morgan, IMCC, John Fife, Robinson & Sheen, L.L.C., R. Dee Erickson, Lyle D. Hurd, and
E. Jay Sheen (the "Morgan Settlement Agreement"), whereby certain disputes among the parties were resolved and settled and the parties agreed to use their best efforts to terminate the 1993 Settlement Agreement. The second settlement agreement was by and among the Company,

R. Dee Erickson, E. Jay Sheen, Lyle D. Hurd, Mark G. Jones, Mark Technologies Corporation, Anne Morgan, Victoria Morgan, IMCC, John Fife and Robinson & Sheen, L.L.C. (the "1996 Settlement Agreement"), whereby the parties agreed, among other things, to dismiss the First Federal Action, the Order to Show Cause, the Second State Action and to use their best efforts to terminate the 1993 Settlement Agreement. On July 19, 1996, the notice of hearing on proposed settlement of the Second State Action, the First State Action and the First Federal Action and the notice of hearing on petition to terminate the 1993 Settlement Agreement was mailed to all the Company's shareholders of record as of June 24, 1996. Among other things, the notice provided that the 1996 Settlement Agreement and the Morgan Settlement Agreement (together the "Settlement Agreements") were to be considered approved by the court on August 12, 1996, and that all objections to the Settlement Agreements had to be presented at that time. On August 9, 1996, shareholders Jenny T. Morgan, Gerard E. Morgan, John C. Morgan and Karen J. Morgan ("Objectors") filed an objection to the hearing and requested that the court continue the settlement approval hearing until after a URI shareholders' vote on the Settlement Agreements and the IMCC Stock Purchase Agreement. In their objections and request for continuance of hearing, the Objectors, among other things, claimed that they had insufficient information with which to evaluate the Stock Purchase Agreement between IMCC and URI; that they objected to the "no shop" provision contained in the Letter of Intent; that they had insufficient information regarding John Fife, the sole shareholder of IMCC, and that they needed additional time and information to evaluate the fairness of the Stock Purchase Agreement, and to solicit bids to sell the Company. Further, the Objectors alleged that URI had refused to provide documentation relating to the Stock Purchase Agreement to them. After considering the Objectors' and the parties' initial arguments, the court granted both the parties and the Objectors an additional seven days, through August 19, 1996, to submit written memoranda in support of their positions. Both the Objectors and the parties submitted written memoranda supporting their positions in regard to the Settlement Agreements and the Stock Purchase Agreement. After considering the written memoranda and arguments presented by both sides, on or about August 23, 1996 the court denied the Objector's petition, and entered an order approving the Settlement Agreements. As required by the Transaction Agreements, as defined below, the 1996 Settlement Agreement and the Morgan Settlement Agreement were approved by the Third Judicial District Court of Salt Lake County, West Valley Department Utah, on or about August 28, 1996. The Order to Show Cause was dismissed with prejudice and the 1993 Settlement Agreement was terminated on August 29, 1996.

     On July 3, 1996, following the execution of the Letter of Intent and the execution of the Morgan Settlement Agreement and the 1996 Settlement Agreement, the Company and IMCC entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") (the Letter of Intent, the Morgan Settlement Agreement, the 1996 Settlement Agreement and the Stock Purchase Agreement are hereinafter referred to as the "Transaction Agreements") whereby the Company issued and sold 1,275,912 shares (the "Purchased Shares") of common, $.10 par value per share stock (the "Common Stock") to IMCC, which is wholly owned by John Fife, so that IMCC owned a 50.5% interest in the Company. IMCC acquired the Purchased Shares at a price equal to $3.35 per share for an aggregate purchase price of $4,274,305.20 (the "Purchase Price"), of which $641,145.78 was paid in cash by IMCC to the Company at the closing. The remaining $3,633,159.42 was evidenced by IMCC's promissory note (the "Note"). The Note bears interest at a rate equal to the short-term applicable federal rate published by the Internal Revenue Service in effect at the time of closing, and is adjusted on each anniversary of the Note to the applicable short-term federal rate in effect on such anniversary date. Interest on the Note is paid currently in arrears on each anniversary of the Note. At the closing, IMCC paid $197,872.52 to the Company which amount represented the present value first year of interest due under the Note. The principal and any unpaid interest accrued under the Note is due and payable August 1, 2001. The Note is secured by the Purchased Shares as evidenced by a stock pledge agreement, dated as of July 3, 1996, by and between IMCC and the Company (the "Stock Pledge Agreement"). Pursuant to a separate written guaranty agreement, John Fife personally guaranteed payment of 25% of all amounts due under the Note. For a more detailed description of the Stock Purchase Agreement, see Form 8-K filed by the Company on July 18, 1996, and to review a copy of the Stock Purchase Agreement, see Schedule 13D-A filed by IMCC on September 9, 1996.

     As required by the Stock Purchase Agreement, E. Jay Sheen and R. Dee Erickson submitted their resignations as directors of the Company, effective July 13, 1996. As further required by the Stock Purchase Agreement, John Fife was appointed a director of the Company. David Fife, the brother of John Fife, was also appointed as director of the Company. John Fife and David Fife were appointed as directors of the Company by the Muth Group pursuant to the 1993 Settlement Agreement, effective July 13, 1996. As required by the Stock Purchase Agreement, John Fife was elected President and Chief Executive Officer of the Company in July, 1996, pursuant to a 3-0 vote of the Board (Mark G. Jones and Jenny Morgan were not present for the vote). John Fife also serves as Chairman of the Board of the Company pursuant to a 3-2 vote of the Board.

     The Letter of Intent and the Transaction Agreements, including the Stock Purchase Agreement, contemplated that, subject to applicable state and federal securities and state corporate law, the Company would cause a 1,000 to 1 share reverse split of the Company's Common Stock to the shareholders of record at $3.35 per share (the "Reverse Split"), with fractional shareholders given the option to either purchase additional fractional shares to round up to one whole share following the reverse split or sell their fractional shares for cash to the Company. IMCC was granted a ten year option to purchase 150,000 or more additional shares of stock at a price equal to $3.35 per share and on the same terms and conditions as those provided under the Stock Purchase Agreement, so that after the Reverse Split IMCC may maintain its 50.5% interest in the Company. Subsequent to the Reverse Split and subject to applicable state and federal securities and state corporate law, any Company shares redeemed by the Company pursuant to the Reverse Split (the "Returned Shares") may be acquired by the remaining shareholders, other than IMCC or its affiliates, in increments of 1,000 shares (the "Returned Share Option") at a purchase price equal to the pre-Reverse-Split price of $3.35 per share (the "Returned Share Purchase Price"). Only those shares for which the Company has received a fully and properly executed Letter of Transmittal, accompanied by the required documents, will qualify as Returned Shares for the purposes of this Returned Share Option. Such Common Stock shall be purchased in blocks of 1,000 shares of Common Stock such that each purchase of a 1,000 share block of Common Stock shall be converted into 1 share of common, $100.00 par value per share stock of the Company (the "New Stock"). In the event the Returned Share Option is over-subscribed, then each of the exercising shareholders may purchase the Returned Shares on a pro-rata basis as more fully described herein. See

"PROPOSED REVERSE SPLIT/Purchase of Returned Shares." Twenty-five percent (25%) of the Returned Share Purchase Price will be payable in cash upon exercise, with the remaining balance of $2.51 per share being evidenced by the Returned Share Note on the terms and conditions as more fully described herein. (See "PROPOSED REVERSE SPLIT/Purchase of Returned Shares".)

     In December, 1995, Mark Technologies Corporation received 201,210 shares of the Company's Common Stock from Morgan Gas & Oil Co., as partial payment of a promissory note. The promissory note was given in consideration of the sale to Morgan Gas & Oil Co. from Mark Technologies Corporation of a limited partnership interest in Alta Mesa Wind Partners, a California limited partnership in the wind-generated power business. The Company is a shareholder of Morgan Gas & Oil Co. The Company brought a shareholders derivative action against Morgan Gas & Oil Co. and its directors and against Mark G. Jones, Mark Technologies Corporation, Alta Mesa Wind Partners, John
H. Morgan, Jr., Daisy R. Morgan, Sylvia Wunderly, John Wunderly, and Melbourne Romney, III, alleging, among other things, that in connection with the sale of Alta Mesa Wind Partners limited partnership interest to Morgan Gas & Oil Co., Mark G. Jones, Mark Technologies Corporation, and Alta Mesa Wind Partners concealed and misrepresented material information to be provided to Morgan Gas & Oil Co. directors and that the Morgan Gas & Oil Co. directors committed a breach of fiduciary duty and a wasting of corporate assets. A majority of the Board of Directors of the Company voted to have the suit dismissed without prejudice. Directors Jenny Morgan and Mark G. Jones objected. The suit has been dismissed without prejudice.

REASONS FOR THE PROPOSED REVERSE SPLIT

     The Company was organized in Utah in 1966 as Utah Industrial, Inc. It was renamed Utah Resources International, Inc. in 1969. In 1981, the Company became a "reporting company" requiring it to file various reports with the SEC. On July 3, 1996, the Company consummated a transaction with IMCC, whereby common stock representing 50.5% of the outstanding stock of the Company was transferred to IMCC for $3.35 per share. The transfer of such shares to IMCC was the product of the consummation of, the Letter of Intent, the 1996 Settlement Agreement and the Morgan Settlement Agreement (together the "Transaction Agreements") (See "SPECIAL FACTORS/IMCC Transaction and Settlement Agreements"). Among other things, the Transaction Agreements required the Company to cause a reverse stock split to occur on the terms as provided therein and herein. In addition to the contractual requirement that a reverse stock split occur as required by the Transaction Agreements, the Company's senior management and its Board of Directors have assessed the advantages and disadvantages of the Company's status as a "reporting company" under the Exchange Act. First, it is the belief of the Board of Directors that such reporting is very costly. Furthermore, a majority of the Board of Directors does not believe that being a "reporting company" has given the Company any significant advantage the Company would not have had as a "non-SEC reporting company." The Company's registration with the SEC has not improved flexibility for current or future financing of corporate expansion through the building of a broader equity base, nor has it made the valuation of shares of the Common Stock significantly easier (since no active market exists for the sale of stock which is reflective of the of the Company's operations and earnings potential). Finally, such registration has not resulted in the development of an active public market for the common stock and thus has not provided substantially increased liquidity for shareholders who desire to sell their Common Stock. Of the approximate 558 shareholders, approximately 479 shareholders of record own fewer than 1,000 shares. These same shareholders have received only a $.10 dividend over the entire history of the Company.

     The Board of Directors has no present intention to raise capital through sales of equity securities in a future public offering. A majority of the Board of Directors believes that capital, if needed, can be raised through the sale of equity securities in a non-public offering. Accordingly, the Company is not likely to make use of any advantage (for example, being in a better position to sell securities through a public offering) that the Company's status as a reporting company may offer. In addition, the Company incurs significant direct and indirect costs associated with compliance with SEC filing and reporting requirements imposed on reporting companies. In addition, although it is not possible to place an annual economic cost on the potential liability of the Company and its insiders for inadvertent violations of certain provisions of the Exchange Act, these burdens are substantial, given current civil and criminal liability for violations of SEC Regulations. A majority of the Board of Directors believes that, for the reasons set forth above, elimination of these direct and indirect costs and other burdens are justified and in the best interests of the Company.

     On the basis that: (i) the Company is contractually required to cause a reverse stock split to occur pursuant to the terms of the Transaction Agreements and (ii) the belief of a majority of the Board of Directors that the cost of being a "reporting company" is too high, the Board of Directors is presenting this transaction for a vote of the shareholders. A company with assets of over $10 million becomes a "reporting company" when its shareholders number 500 or more. To thereafter be allowed to become a "non-SEC reporting company" and cease reporting to the SEC, the number of shareholders must decline to less than
300. The proposed transaction is designed to result in the reduction of the number of the Company's shareholders to less than 300, so that the Company will no longer be required to be a reporting company. A majority of the Board of Directors voted in favor of the Reverse Split, and believes that the $3.35 per share price to be paid to participating shareholders is fair to both the recipients of cash and the remaining shareholders who will receive shares of New Stock or exercise the Round Up Option. The Board has thus determined that the Reverse Split is the most expeditious method of changing the Company's status from that of a reporting company to that of a non-SEC reporting company. (See "SPECIAL FACTORS/Recommendation of the Board of Directors" and "Conduct of Company's Business After the Proposed Reverse Split").

RECOMMENDATION OF THE BOARD OF DIRECTORS

     After careful consideration of the Transaction Agreements and the background of the Company's reporting status and the advantages and disadvantages of deregistration and the terms of the Reverse Split, a majority of the Board of Directors believes that the Reverse Split, is fair to, and in the best interests of, the shareholders of Company who will receive the Cash Consideration as well as those who will receive shares of New Stock or exercise the Round Up Option. A majority of the Board of Directors recommends that the shareholders vote FOR approval and adoption of the Reverse Split as embodied in the Amendment. A majority of the Board of Directors and each executive officer of the Company who owns shares of Common

Stock has advised the Company that he or she intends to vote his or her shares in favor of the Reverse Split. The only director who voted against the Reverse Split is Jenny Morgan. Mark Jones abstained from voting. Ms. Morgan believes that although the Company has no current intention to raise capital through sales of equity securities in a future public offering, it would serve the Company to be able to retain this option. Ms. Morgan believes that by meeting its reporting requirements it will be better positioned to make profitable sales to other bidders. Further, she believes that the SEC imposed reporting requirements are necessary for the protection of the Company's shareholders. Even though he abstained from the vote, Mark
G. Jones is of the belief that the Company should remain an SEC-reporting company for many of the reasons stated by Ms. Morgan.

     In reaching their determination that the Reverse Split is fair to, and in the best interests of, the shareholders and in reaching the recommendation that the shareholders vote for approval and adoption of the Reverse Split, the Board of Directors considered the following:

     (i) the contractual obligations of the Company set forth in the Transaction Agreements which require that the Company execute a 1,000 to 1 reverse stock split at a purchase price of $3.35 per share;

     (ii) the purchase price of $3.35 per share paid by IMCC with respect to its acquisition of a 50.5% interest in the Company on July 3, 1996;

     (iii) the purchase price of $3.35 per share paid by the Company in the redemption of Anne Morgan and Victoria Morgan's shares, pursuant to the 1996 Settlement Agreement on July 3, 1996;

     (iv) each of the directors' knowledge of and familiarity with the Company's business prospects, financial condition and current business strategy;

     (v) the information with respect to the financial condition, results of operations, assets, liabilities, business and prospects of the Company and current real estate industry economic and market conditions;

     (vi) the opportunity presented by the Reverse Split for Small-Lot Shareholders to liquidate their holdings at a price substantially above market trades and without incurring brokerage costs, particularly given the absence of an active market for the Common Stock reflective of the Company's operations and earnings potential;

     (vii) the opportunity for Small-Lot Shareholders who wished to continue to be shareholders of the Company to elect to exercise the Round Up Option at a purchase price of $3.35 per share, which offer was also made available to fractional shareholders; and

     (viii) the future cost savings that will inure to the benefit of the Company and its continuing shareholders as a result of the Company deregistering its stock under the Exchange Act.

     Furthermore, the Board of Directors considered the Company's business, its current business strategy and prospects and current real estate industry economic and market conditions.

The Board believes that the financial terms of the Reverse Split is fair both to shareholders who will receive shares of New Stock and to shareholders who will receive the Cash Consideration because: (i) the price to be paid to certain shareholders who will receive the Cash Consideration is fair, and (ii) the Company will realize cost-savings in its cessation as a reporting company under the Exchange Act. (See "SPECIAL FACTORS/Reasons for the Proposed Reverse Split.")

     A majority of the Board determined that the terms of the Reverse Split are procedurally fair to shareholders because the transaction has been structured as a result of arms-length negotiations as embodied in the Transaction Agreements (which were approved, in part, by court order) and the requirement that the holders of at least a majority of the shares entitled to vote on the Reverse Split must approve the transaction. IMCC has indicated to the Board that it intends to approve the transaction. The transaction is also structured so that each of the Small-Lot Shareholders may elect to remain a shareholder by purchasing from the Company the additional shares of Common Stock necessary to increase the shareholder's holdings to the equivalent of 1,000 shares of Common Stock such that any Small-Lot Shareholder would not be "cashed out" as a result of the Reverse Split. Furthermore, by Board resolution, the Company has granted Small-Lot Shareholders and fractional shareholders the right to exercise dissenters rights as set forth in Part 13 of the Utah Business Act for said fractional shares.

     In view of the circumstances and the wide variety of factors considered in connection with its evaluation of the fairness of the Reverse Split, the Board did not find it practicable to assign relative weights to the factors considered in reaching its determination that the Reverse Split was fair to, and in the best interests of, the shareholders. The Company's Board of Directors considered and voted upon the Reverse Split as a group. No special committees were formed. The Reverse Split has been approved by a majority vote of the Company's Board of Directors. Jenny Morgan did not vote in favor of the Reverse Split. Mark G. Jones abstained from voting on the Reverse Split.

INTERESTS OF CERTAIN PERSONS AND POTENTIAL CONFLICTS OF INTEREST

     In considering the recommendation of the Board of Directors with respect to the Reverse Split, shareholders should be aware that the Company's directors and executive officers have interests which may present them with conflicts of interest in connection with the Reverse Split. Specifically, a majority of the directors and executive officers of the Company own Common Stock and, after the Reverse Split, all will exchange such shares for shares of New Stock if the Reverse Split is approved by the shareholders. In addition, the equity percentage ownership of all shareholders remaining after the Reverse Split will most likely be increased. Thus, directors and executive officers, in addition to all other shareholders who remain shareholders after the Reverse Split, may realize an increase in their relative equity ownership of the Company. (See "VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF"). Furthermore, these remaining shareholders, except for IMCC, shall have the opportunity to increase their shareholdings by participating in the Returned Shares Option. (See "PROPOSED REVERSE SPLIT/Summary of Proposed Reverse Split and Purchase of Returned Shares"). Finally IMCC possesses a ten year option which enables it to maintain its 50.5% ownership interest in the Company following the Reverse Split. (See "SPECIAL FACTORS/IMCC Transaction and Settlement Agreements"). Other than the stock ownership the directors and executives officers have in the Company, there are no special relationships or transactions between the Company and any of its officers or directors with respect to the Reverse Split.

CONDUCT OF THE COMPANY'S BUSINESS AFTER THE PROPOSED REVERSE SPLIT

     After the Reverse Split, the Company expects to conduct its business and operations in the same manner as is currently being conducted by the Company. If the Reverse Split is consummated, Small-Lot Shareholders who do not exercise the Round Up Option will no longer have any interest in, and will not be shareholders of the Company.

     As a result of the Reverse Split, the Company is expected to become a non-SEC reporting company. In that case, the registration of New Stock under the Exchange Act will then be terminated. In addition, because the New Stock would not be registered, the Company would be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its executive officers, directors and shareholders owning more than 10% of New Stock would be relieved of the reporting requirements and "short swing" trading restrictions under Section 16 of the Exchange Act. Furthermore, the Company would no longer be subject to the periodic reporting requirements of the Exchange Act and would cease filing information with the SEC. Among other things, the effect of this change would be a direct and indirect cost savings to the Company in not having to comply with the requirements of the Exchange Act. However, this change would also mean that less information would be publicly available concerning the Company and its executive officers, directors and five percent (5%) or more shareholders.

     If the Reverse Split is effected (and no Small-Lot Shareholders and no fractional shareholder Round Up) and no remaining shareholders purchase Returned Shares, the executive officers and directors of the Company will beneficially own approximately 66% of the Company's outstanding New Stock. As of ____________, __, 1997, such individuals beneficially owned approximately 64%. (See "VOTING REQUIREMENTS AND PRINCIPAL HOLDERS THEREOF/Security Ownership of Management.")

PERSONS AND ASSETS EMPLOYED, RETAINED OR UTILIZED

     The Company has employed Bekky Levanger for the sole purpose of aiding the Company in administering the Proxy and Rule 13e-3 transaction. These activities shall include, among other things, distributing the Proxy and 13e-3 transaction materials, overseeing the Reverse Split and distributing payments and New Stock certificates to shareholders following the Reverse Split. Ms. Levanger will be compensated in the amount of $30 per hour, for such period of time as is necessary to fulfill her obligations.

FINANCING THE PROPOSED REVERSE SPLIT

     The Company has incurred or estimates the incurrence of the following expenses in connection with the Reverse Split:

               Filing fees                      $   500
               Appraisal fees                         0
               Accounting fees                   15,000
               Legal fees                       100,000
               Solicitation and
                 printing fees                     [400]
               Miscellaneous and
                 administrative expenses         20,000

                     Total estimated fees
                     and expenses              $_______

     The Company has paid/or will be responsible for paying all of these expenses.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of October 8, 1996, the following shareholders were the only beneficial owners, known to management of the Company, of more than five percent (5%) of the Company's outstanding Common Stock:


--------------------------------------------------------------------------------------------------------------
                                                UTAH RESOURCES INTERNATIONAL, INC.
                                                  5% OR GREATER BENEFICIAL OWNERS
                                                       AS OF OCTOBER 8, 1996
--------------------------------------------------------------------------------------------------------------
                                                       NUMBER OF SHARES AND
           NAME AND ADDRESS OF                               NATURE OF                    PERCENT OF COMPANY
            BENEFICIAL OWNER                             BENEFICIAL OWNER                 SHARES OUTSTANDING
--------------------------------------------------------------------------------------------------------------
 Inter-Mountain Capital Corporation(1)                       1,275,912                            50.5%

 Mark Technologies Corporation(2)                              326,310                             13%
--------------------------------------------------------------------------------------------------------------

(1) John Fife, Director, President, CEO and Chairman of the Board of the Company, is the sole shareholder of Inter-Mountain Capital Corporation.

(2) Mark G. Jones, Director of the Company, holds 100 shares individually and an additional 326,210 in his capacity as the controlling shareholder of Mark Technologies Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of October 8, 1996, the shares of Common Stock beneficially owned by (i) each director of the Company, (ii) the Company's Chief Executive Officers and the Company's other executive officer and executive officers as a group. This information is based on public filings made with the Securities and Exchange Commission through October 8, 1996 and certain information supplied to the Company by the persons listed below. The persons named below have sole voting and investment power with respect to all shares owned, unless otherwise noted.


----------------------------------------------------------------------------------------------------------------------------------
                                                                     UTAH RESOURCES INTERNATIONAL, INC.
                                                      COMMON STOCK OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS
                                                                            AS OF OCTOBER 8, 1996
----------------------------------------------------------------------------------------------------------------------------------
                                                                  BEFORE STOCK SPLIT                      AFTER STOCK SPLIT*
----------------------------------------------------------------------------------------------------------------------------------
                                                                                 PERCENT OF                           PERCENT OF
                                                           NUMBER OF             OUTSTANDING           NUMBER OF      OUTSTANDING
 NAME OF BENEFICIAL OWNER     POSITION                      SHARES                 SHARES               SHARES          SHARES
----------------------------------------------------------------------------------------------------------------------------------
 David Fife                   Director                               0                  0%                   0             0%

 John Fife, as the sole       Director, Chief             1,275,912 (1)              50.5%              1276**            52%
 shareholder of IMCC          Executive Officer,
                              President and
                              Chairman of the
                              Board

 Lyle Hurd                    Director                        2,000 (2)               .08%                2(3)           .08%

 Mark Jones                   Director                      326,210                    13%            327**(3)            13%

 Jenny Morgan                 Director                        9,523                   .38%             10**(3)           .41%

 Gerry Brown                  Vice President                  2,000 (2)                .08%                2(3)           .08%

 Ladd Worth Eldredge          CFO, Secretary                         0                  0%                   0             0%
                              (and Treasurer)

 DIRECTORS AND OFFICERS       Directors &                    1,613,645                 64%               1,617            66%
 AS A GROUP                   Officers
                              (7 persons)
----------------------------------------------------------------------------------------------------------------------------------


                          SEE FOLLOWING PAGE FOR NOTES

 * Assumes No Small-Lot Shareholder exercises the Round Up Option, and no remaining shareholder elects to purchase the Returned Shares.
 ** Assumes that Round Up Option is exercised by fractional shareholder.
 (1) IMCC also holds a ten year option to purchase 150,000 or more additional shares of stock, so as to maintain its 50.5% interest in the Company
 (2) Lyle Hurd and Gerry Brown each contend that he was granted an option for 25,000 shares pursuant to the Share Exchange Agreement. There is a dispute as to whether the option was granted. This issue will be resolved following an investigation in the coming year.
 (3) In the event the proposed reverse split is effected, each of these individuals will be granted an option to purchase additional shares of the Company's stock pursuant to the terms of the Returned Shares Option. For a more detailed description of the Returned Shares Option, See "PROPOSED REVERSE SPLIT/Summary of Proposed Reverse Split and Purchase of Returned Shares."

                                FINANCIAL MATTERS

ACCOUNTING TREATMENT

     In connection with the Reverse Split, the payment of cash to Small-Lot Shareholders (and holders of fractional shares of New Stock receiving cash in lieu of fractional shares) will be treated as a repurchase of outstanding stock of the Company. The repurchased stock will be recorded as treasury stock which will result in a reduction of stockholders' equity. In addition, the Amendment will result in the par value per share of the Company's common stock increasing from $.10 to $100.00 and a reduction of the number of authorized shares of such stock from 5,000,000 to 5,000.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. The federal income tax consequences to any particular Shareholder may be affected by matters not discussed below. There also may be state, local or foreign tax considerations applicable to each Shareholder.

     THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE MATTERS DISCUSSED HEREIN AND ANY ADDITIONAL FEDERAL AND ALL STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT COULD RESULT FROM THE SUBJECT TRANSACTION.

     (i) The Reverse Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code and the Company will not recognize gain or loss as a result of the Reverse Split.

     (ii) A shareholder who receives cash in lieu of fractional shares of Common Stock will be treated as if the Company had issued fractional shares to him and then immediately redeemed such shares for cash. Such shareholder should recognize gain or loss, as the case may be, measured by the difference between the amount of cash received and the adjusted basis of his stock allocable to such redeemed shares. Such gain or loss will generally be capital gain or loss if such shareholder's stock was held as a capital asset, and any such capital gain or loss will generally be long-term capital gain or loss to the extent such shareholder's holding period for his stock exceeds twelve months.

     (iii) A shareholder who owns more than 1,000 shares in the aggregate immediately before the Reverse Split will not recognize a gain or loss in respect of the exchange of shares of Common Stock for shares of New Stock. In the aggregate, the shareholder's basis in the shares of New Stock will equal the holder's adjusted basis in the shares of Common Stock, less the portion of the adjusted basis attributable to any fractional shares for which the shareholder received cash from the Company.

     (iv) Any shareholder who purchases fractional shares of Common Stock pursuant to the Round Up Option will not recognize a gain or loss on the acquisition of such shares. The amount paid for such shares will be the holder's initial cost basis in the fractional shares purchased.

     Notwithstanding the foregoing, the federal tax laws significantly limit the deductibility of capital losses. For corporate taxpayers, capital losses can be deducted only to the extent of capital gains. For individual taxpayers, capital losses are similarly deductible up to the extent of the capital gains, but may further be deductible up to a maximum of $3,000 in any one taxable year. Carryovers and carrybacks of unused capital losses to other taxable years may be permitted in certain limited circumstances. Additionally, the ultimate tax consequences to a Shareholder may be effected by the provisions regarding taxes resulting from alternative minimum taxable income.

FINANCIAL STATEMENTS

     See Pages F-1 to F-17 for the Company's audited consolidated balance sheets as of December 31, 1995, and related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 1995.

     See Pages Q-1 to Q-7 for the Company's unaudited consolidated balance sheets as of September 30, 1996 and comparative year-to-date statements of operations, stockholders' equity, and cash flows for the nine months ended September 30, 1996.

     See Page S-1 for the Company's book value per share as of December 31, 1995 and September 30, 1996.


                              ELECTION OF DIRECTORS

ELECTION OF BOARD OF DIRECTORS

     A Board of five (5) directors are to be elected at the Annual Meeting to serve until the next annual meeting, or until their successors are elected and shall have qualified. All of such directors shall be elected by the holders of Common Stock. The Company recommends voting for the election of each of the nominees for director listed below. The persons named as proxy holders in the accompanying Proxy intend to vote each properly signed and submitted Proxy for the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. If, for any reason, at the time of the election, one or more or such nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. Directors are elected by a plurality of votes cast at the Annual Meeting.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted for the election of Messrs. John Fife, David Fife, Lyle Hurd, Mark Jones, and Stuart B. Peterson to hold office until the next annual meeting of shareholders or until each of their respective successors is elected and qualified.

     THE COMPANY RECOMMENDS VOTING "FOR" THE NOMINEES.

CURRENT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following tables set forth the name, age and occupation of each director currently holding office and the proposed nominees for director to hold office until the next annual meeting of Shareholders, his/her principal position with the Company and the year he/she became a director of the Company.

CURRENT DIRECTORS

NAME, AGE AND PRINCIPAL OCCUPATION                               DIRECTOR SINCE

John Fife, 36. . . . . . . . . . . . . . . . . . . . . . . . . . . . July, 1996
     Mr. Fife was appointed as director of the Company effective July 13, 1996 by the Muth Group pursuant to the 1993 Settlement Agreement.
     Mr. Fife was appointed President and Chief Executive Officer of the Company in July, 1996. He was named Chairman of the Board of the Company on October 10, 1996. He is an investor and venture capitalist and has pursued this course since July 10, 1990. Mr. Fife is the President and sole shareholder of J.F. Venture, Inc. and IMCC, both of which are investment companies. IMCC acquired a 50.5%
     (majority interest) in the Company on July 3, 1996. For a more detailed description of IMCC's acquisition of a majority interest in the Company, see "SPECIAL FACTORS/Background of the Proposed Reverse Split." He also serves as President of Property Tax Assessor Records Corp., a Chicago-based real estate tax consulting company. Mr. Fife also serves as director of Hyatt Research Corporation, a magazine publisher in Middlebury, Vermont and as a director of Trans-Wasatch Company, L.L.C., which is a land development company in Park City, Utah. Prior to 1993, Mr. Fife held the position of Assistant Vice President of Continental Equity Capital Corp. ("CECC"), a subsidiary of Continental Bank. At CECC, he negotiated, structured and financed LBO's and later stage venture capital investments in the Mortgage
     Banking, Retail, Cable and Cellular Telephone industries.  Prior to
     CECC, Mr. Fife worked as a financial analyst in the commercial real estate department of Trammell Crow Company. Mr. Fife earned his M.B.A. degree from Harvard University in 1990 and his B.S. in statistics and computer science from Brigham Young University in 1986. John Fife and David Fife are brothers.

David Fife, 34 . . . . . . . . . . . . . . . . . . . . . . . . .  July, 1996
     David Fife was appointed a director of the Company on July 3, 1996 by the Muth group pursuant to the terms of the 1993 Settlement Agreement. Mr. Fife is currently the President and sole beneficial owner of Home Equity Lending L.L.C. a mortgage origination and finance company located in Salt Lake City, Utah. Prior to 1993, Mr. Fife was the President of Property Tax Assessor Records Corp., a Chicago based real estate tax consulting company. David Fife and John Fife are brothers.

Lyle Hurd, 60. . . . . . . . . . . . . . . . . . . . . . . . . . . . May, 1993
     Mr. Hurd is a director of the Company and has performed services as Marketing/Consultant Assistant to the President. He is President of
     Hurd Owens Hafen, Inc., a publisher of magazines and periodicals located in St. George, Utah, since December of 1990. Hurd Owens
     Hafen Inc. is the publisher of the St. George Magazine and various other magazines and periodicals. For approximately 16 years prior to December, 1990, Mr. Hurd provided marketing consulting services to magazine publishers through Hurd & Associates, Inc., a privately owned consulting firm. Mr. Hurd was appointed as an independent director of the Company in May, 1993, pursuant to the terms of the 1993 Settlement Agreement.

Mark Jones, 43 . . . . . . . . . . . . . . . . . . . . . . . . . .January, 1996
     Mr. Jones is a director of the Company and was designated as such in January, 1996 by the Morgan Group pursuant to the 1993 Settlement Agreement. Mr. Jones is President of Mark Technologies Corporation in San Francisco, California, a real estate and alternative energy development firm and has held that position for 16 years.

Jenny Tate Morgan, 41. . . . . . . . . . . . . . . . . . . . . . .January, 1996
     Ms. Morgan was appointed as a director of the Company, effective
     January, 1996, by John H. Morgan, Jr., her relative, pursuant to the terms of the 1993 Settlement Agreement. From 1992 to the present, Ms. Morgan, through JT Morgan Financial Consulting Services, has provided financial consulting services to clients in the areas of investments, liquidity management, financial strategy, tactical asset allocation, plan design, re-engineering an entire retirement plan structure, analysis of securities portfolio, strategic analysis and workouts. From 1993 to 1996, she served as Vice
     President/Institutional Trust Services for First Interstate Bank of California. Before that, Ms. Morgan worked for one year as a Financial Services/Account Executive for Citibank, F.S.B. From July,
     1982 to April, 1992, Ms. Morgan was the Director of Sales and
     Marketing for Purcell International, Inc.  Ms. Morgan earned her
     M.B.A. from the University of Southern California, Los Angeles in
     1995, where her course-work included providing consulting services to Munchkin Bottling Company, Inc. and Reebok, International.
     Ms. Morgan earned her B.S. from the University of Arizona, in 1978.
     Ms. Morgan is a licensed California Life and Disability Agent and has published articles addressing 401(K) Plans in the Los Angeles
     Business Journal. Ms. Morgan is not being submitted as a nominee for director.

NOMINEES FOR DIRECTOR

     John Fife
     David Fife
     Lyle Hurd
     Mark G. Jones
     Stuart B. Peterson

Stuart B. Peterson, 35 . . . . . . . . . . . . . . . . . . . . . Not Applicable
     Mr. Peterson currently serves as a director for C.R. England, Inc., a Two Hundred Million Dollar, privately owned trucking company based in Salt Lake City, where he sets the prices for customer contracts and is responsible for the profitable execution of sales and operating activities. Mr. Peterson's background includes real estate investment banking experience with Trammell Crow Company, where he participated in the securitization and sales of extensive commercial real estate properties held by Trammell Crow partnerships throughout the United States. After completing the sale of a One Hundred Sixty Million Dollar commercial real estate portfolio, Mr. Peterson supervised the properties, and issued the quarterly financial reports to investors. Mr. Peterson has also performed the valuation and marketing of a Four Million Dollar manufacturing company based in California, cumulating in a leveraged acquisition in 1994.

     Mr. Peterson received his M.B.A. degree from Harvard University in 1990 and his A.B. in government from Harvard in 1986.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Company does not have a standing audit, nominating or compensation committee. During the Company's last fiscal year, the Board of Directors held ____ meetings. All directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served in fiscal 1996.


EXECUTIVE OFFICERS
 NAME                       POSITION                          AGE
------------------          ---------                         ---

 John Fife                  Chairman of the Board,             36
                            President and Director

 Robert D. Wolff            Former CEO                         56

 E. Jay Sheen               Former Recorder of                 42
                            Minutes and Former
                            Director

 R. Dee Erickson            Former Chairman of the             53
                            Board and Former Director

 Lyle Hurd                  Former Director of                 60
                            Marketing and Former
                            Director

 Ladd Worth Eldredge        CFO, Secretary Treasurer           44

 Gerry T. Brown             Former President and               56
                            current Vice President


EXECUTIVE COMPENSATION

     The following table summarizes the compensation for John Fife as the CEO of the Company in 1996 and Robert D. Wolff as the CEO of the Company in 1995, E. Jay Sheen, R. Dee Erickson, Lyle Hurd, Ladd Worth Eldredge and Gerry T. Brown.

                           SUMMARY COMPENSATION TABLE

                                                          ANNUAL COMPENSATION                            AWARDS
                                                          -------------------                            ------
                                                                                              SHARES
 NAME AND PRINCIPAL                 FISCAL                                                  UNDERLYING             ALL OTHER
 POSITION                            YEAR              SALARY             BONUS               OPTIONS            COMPENSATION
 --------                            ----              ------             -----               -------            ------------

 John Fife, CEO, President,           1996           $200,000(1)           -                    -                      -
 Chairman of the Board and            1995                -                -                    -                      -
 Director                             1994                -                -                    -                      -


 Robert D. Wolff, Former           June 1995-       $125,000(2a)       $25,000/                 -                      -
 CEO(2)                            April 1996                        quarter (2b)
                                      1994                -                -                    -                      -
                                                                                                                       -
 E. Jay Sheen, Former                 1996                -                -                  8,000                    -
 Recorder of Minutes and              1995             $6,000              -                  8,000            $298,066 (3)(3a)
 Former Director                      1994             $6,000              -                  9,000               $101,704(4)

 R. Dee Erickson, Former              1996               -                 -                  8,000                    -
 Chairman of the Board and            1995             $6,000              -                  8,000            $106,600 (5)(5a)
 Former Director                      1994               -                 -                  9,000               $12,400(6)
 Lyle Hurd, Former Director           1996               -                 -                  8,000                    -
 of Marketing and Director            1995             $30,000             -                  8,000               $24,615(7)
                                      1994                -                -                  9,000               $18,340(8)

 Ladd Worth Eldredge, CFO,            1996                -                -                    -                      -
 Secretary and Treasurer              1995             $34,583             -                    -                      -
                                      1994             $12,550           $500                   -                      -

 Gerry T. Brown, Former               1996                -                -                  8,000                    -
 President and Vice                   1995             $70,000             -                  8,000                $8,237(9)
 President                            1994             $70,000          $1,000                9,000               $14,412(10)


     (1) Pursuant to the terms of the Stock Purchase Agreement, the Company and Mr. Fife agreed to enter into an employment agreement to provide for, among other things, (i) the employment of Mr. Fife as President, Chief Executive Officer, and Chairman of the Board of the Company, and (ii) an annual salary to be paid to Mr. Fife of no more than $200,000 for any year during the employment period. A proposed employment agreement was prepared by Mark Jones and submitted to John Fife and the remaining members of the Board of Directors. At this time no employment agreement has been entered into with Mr. Fife. The Company's Board in a 3-2 vote, decided that the negotiation of the terms of the John Fife employment agreement would take place following the shareholders' vote on the proposed reverse stock split.
To date, John Fife has received no compensation from the Company for his services as President.

     (2) Mr. Wolff served as the CEO of the Company during the term that the Share Exchange Agreement was in place, July 1, 1995 through April 25, 1996.

     (2a) Mr. Wolff actually received approximately $57,292 as his pro-rated portion for 1995.

     (2b) Mr. Wolff actually received approximately $45,833 as his pro-rated portion for 1996.

     (3) Mr. Sheen, in addition to providing services as a recorder of the minutes, served as a director of the Company, for which he received fees in the amount of $2,600; and his law firms served as legal counsel for the Company, for which his respective law firms were paid approximately $191,466. Mr. Sheen also received 38,000 shares of the Company's stock and $104,000 for services performed with respect to the Share Exchange Agreement.

     (3a) The market value of the 38,000 shares of the Company's stock received by Mr. Sheen in 1995 is not included in this column.

     (4) Mr. Sheen received fees as director of the Company in the amount of $2,400. Mr. Sheen's law firm also served as legal counsel for the Company for which his law firm was paid approximately $99,304.

     (5) Mr. Erickson received $2,600 in directors fees and 38,000 shares of the Company's stock and $104,000 for services performed with respect to the Share Exchange Agreement.

     (5a) The market value of the 38,000 shares of the Company's stock received by Mr. Sheen in 1995 is not included in this column.

     (6) Mr. Erickson received $2,400 in directors fees and $10,000 for consulting services rendered.

     (7) In 1995, Mr. Hurd received $2,600 in directors fees, $13,750 in consulting fees and an additional $8,265 was paid by the Company to ST. GEORGE MAGAZINE for advertising. Mr. Hurd is an owner of Hurd Owens Hafen Inc., which publishes ST. GEORGE MAGAZINE.

     (8) In 1996, Mr. Hurd received $2,600 in directors fees, $12,500 in consulting fees and $3,440 was paid to ST. GEORGE MAGAZINE for advertising. Mr. Hurd is an owner of Hurd Owens Hafen, Inc., which publishes ST. GEORGE MAGAZINE.

     (9)  Mr. Brown received $8,237 in commissions from sales of real estate.

     (10) Mr. Brown received $14,412 in commissions from sales of real estate.

     The following table shows the total number of options granted to each of the named persons during 1995 (both as the number of shares of Common Stock subject to such options and as a percentage of all options granted to employees during 1995) and, for each of these grants, the exercise price per share of Common Stock and option expiration date.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                               NUMBER OF               % OF TOTAL
                              SECURITIES              OPTIONS/SARS
                              UNDERLYING               GRANTED TO          EXERCISE OR
                             OPTIONS/SARS             EMPLOYEES IN         BASE PRICE          EXPIRATION
 NAME                         GRANTED (#)              FISCAL YEAR           ($/SH)               DATE
 ----                         -----------              -----------           ------               ----

 IMCC(1)                      150,000 or                   (3)                $3.35               2006
                              more (50.5%
                             interest)(2)
 Robert D. Wolff                   -                        -                   -                   -

 R. Dee Erickson               8,000(4)                   16.7%               $2.50             4/17/2004

 Lyle Hurd                     8,000(4)                   16.7%               $2.50             4/17/2004

 Ladd Worth Eldredge               -                        -                   -                   -

 Gerry Brown                   8,000(4)                   16.7%               $2.50             4/17/2004

 E. Jay Sheen                  8,000(4)                   16.7%               $2.50             4/17/2004

___________________________

(1)  John Fife, CEO of the Company is the sole shareholder of IMCC.

(2) For a more detailed description of the IMCC Option, see "ITEM 1 DESCRIPTION OF BUSINESS/Stock Purchase Agreement - July 3, 1993."

(3)  This option was not granted as a part of John Fife's employment.

(4) The option granted was made pursuant to the Company's 1994 Stock Option Plan, described below. The plan was approved by the shareholders in January 1995. None of these options were exercised during 1995 or 1996. All of these presently exercisable options are above the market price of the underlying Common Stock.

     No SARs were outstanding in 1995 and 1996.

     The Company has no long-term incentive compensation plans other than the 1994 Stock Option Plan described herein. Gerry Brown, as the former President of the Company, is a participant in the Company's 1994 Stock Option Plan. Under the Plan, each of the six individuals were granted options for 25,000 shares of the Company's Common Stock, pursuant to the terms of a Non-Qualified Stock Option Agreement between each person and the Company, dated April 7, 1994. The option exercise price is $2.50 per share, the market price of the stock on the date of grant. Each of the granted options vested as follows: (a) 9,000 shares on the date of the Option Agreement; and (b) 8,000 shares on each of the next two anniversary dates of the Agreement (April 7, 1995, and April 7, 1996).

     Gerry Brown has an employment contract with the Company. The Company entered into a three-year employment agreement with Mr. Brown on June 28, 1995.

COMPENSATION OF DIRECTORS

     Each director receives $200 per director's meeting. Also, directors who travel out of town to attend the meetings are, upon Board approval, reimbursed for their travel, lodging and meals. During 1993 through August 29, 1996, the directors served pursuant to the 1993 Settlement Agreement. The 1993 Settlement Agreement was terminated on August 29, 1996.


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Pursuant to the Stock Purchase Agreement, the Company and John Fife have agreed to enter into an employment agreement which would provide for, among other things, (i) the employment of Mr. Fife as President, CEO, and Chairman of the Board of the Company, and (ii) an annual salary to be paid to Mr. Fife of no more than $200,000 for any year during the employment period. A proposed employent agreement was prepared by Mark Jones and submitted to John Fife and the remaining members of the Board of Directors. At this time no employment agreement has been entered into with Mr. Fife. The Company's Board, in a 3-2 vote, decided that the negotiation of the terms of the John Fife employment agreement would take place following the shareholders' vote on the proposed reverse stock split. To date, John Fife has received no compensation from the Company for his services as President. URI and its subsidiary currently employ Gerry Brown on a full-time basis, to act as the Vice President of the Company, where he provides real estate planning, development and sales services for the Company, Tonaquint, Inc., the Company's wholly-owned subsidiary and various affiliated partnerships. Mr. Brown is currently the President of Tonaquint, Inc., where he assists in land use planning, negotiating sales and financing arrangements, obtaining government approvals, arranging for construction contracts, and supervising the performance of engineering services as have been required. The Company entered into a three-year employment agreement with Mr. Brown on June 28, 1995. Ladd Worth Eldredge is employed by the Company as its Secretary, Treasurer, CFO and office manager. No employees are party to a collective bargaining agreement with URI.


STOCK PLANS

     The Company has no long-term incentive compensation plans other than the 1994 stock Option Plan. Gerry Brown and each of the five directors are participating in the Company's 1994 Stock Option Plan. Under the Plan, each of the six individuals were granted options for 25,000 shares of the Company's Common Stock, pursuant to the terms of a Non-Qualified Stock Option Agreement between each person and the Company, dated April 7, 1994. The option exercise price is $2.50 per share, the market price of the stock on the date of grant. Each of the granted options vested as follows: (a) 9,000 shares on the date of the Option Agreement; and (b) 8,000 shares on each of the next two anniversary dates of the Agreement (April 7, 1995 and April 7, 1996).

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of October 8, 1996 regarding the beneficial ownership of shares of the Common Stock of the Company by each nominee and by all directors and officers as a group.


                       UTAH RESOURCES INTERNATIONAL, INC.
        COMMON STOCK OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS
                              AS OF OCTOBER 8, 1996

                                                                BEFORE STOCK SPLIT                     AFTER STOCK SPLIT*


                                                                              PERCENT OF                              PERCENT OF
                                                          NUMBER OF           OUTSTANDING         NUMBER OF           OUTSTANDING
NAME OF BENEFICIAL OWNER      POSITION                     SHARES               SHARES             SHARES               SHARES

David Fife                    Director                         0                  0%                   0                  0%

John Fife, as the sole        Director, Chief            1,275,912(1)            50.5%              1276**                52%
shareholder of IMCC           Executive Officer,
                              President, and
                              Chairman of the
                              Board

Lyle Hurd                     Director                     2,000 (2)             .08%                2(3)                .08%

Mark Jones                    Director                      326,210               13%              327**(3)               13%

Jenny Morgan                  Director                       9,523               .38%                10**(3)             .41%

Stuart B. Peterson            Nominee for                      0                  0%                   0                  0%
                              Director

Gerry Brown                   Vice President               2,000 (2)             .08%                2(3)                .08%

Ladd Worth Eldredge           CFO, Secretary,                  0                  0%                   0                  0%
                              Treasurer

DIRECTORS AND OFFICERS        Directors &                  1,613,645              64%                1,617                66%
AS A GROUP                    Officers
                              (8 persons)


                          SEE FOLLOWING PAGE FOR NOTES

                       UTAH RESOURCES INTERNATIONAL, INC.
        COMMON STOCK OWNERSHIP BY DIRECTORS AND NAMED EXECUTIVE OFFICERS
                              AS OF OCTOBER 8, 1996

                                                                BEFORE STOCK SPLIT                     AFTER STOCK SPLIT*


                                                                              PERCENT OF                              PERCENT OF
                                                          NUMBER OF           OUTSTANDING         NUMBER OF           OUTSTANDING
NAME OF BENEFICIAL OWNER      POSITION                     SHARES               SHARES             SHARES               SHARES



 * Assumes No Small-Lot Shareholder exercises the Round Up Option, and no remaining shareholder elects to purchase the Returned Shares.
 ** Assumes that Round Up Option is exercised by fractional shareholder.
 (1) IMCC also holds a ten year option to purchase 150,000 or more additional shares of stock, so as to maintain its 50.5% interest in URI.
 (2) Lyle Hurd and Gerry Brown each contend that he was granted an option for 25,000 shares pursuant to the Share Exchange Agreement. There is a dispute as to whether the option was granted. This issue will be resolved following an investigation in the coming year.
 (3) In the event the proposed reverse split is affected, each of these individuals will be granted an option to purchase additional shares of URI's stock pursuant to the terms of the Returned Shares Option. For a more detailed description of this Returned Shares Option, see "PROPOSED REVERSE SPLIT/Summary of the Proposed Reverse Split and Purchase of Returned Shares."

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of October 8, 1996 regarding each person other than directors of the Company who were known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock. Each person named has sole voting and investment power with respect to the shares beneficially owned by such person.

--------------------------------------------------------------------------------
                            UTAH RESOURCES INTERNATIONAL, INC.
                              5% OR GREATER BENEFICIAL OWNERS
--------------------------------------------------------------------------------
                                   NUMBER OF SHARES AND
   NAME AND ADDRESS OF                   NATURE OF           PERCENT OF COMPANY
    BENEFICIAL OWNER                 BENEFICIAL OWNER        SHARES OUTSTANDING
--------------------------------------------------------------------------------
 Inter-Mountain Capital                  1,275,912                  50.5%
 Corporation (1)

 Mark Technologies                        326,310                    13%
 Corporation (2)
--------------------------------------------------------------------------------

(1) John Fife, Director, President, CEO, and Chairman of the Board of the Company, is the sole shareholder of Inter-Mountain Capital Corporation.

(2) Mark Jones, Director of the Company, holds 100 shares individually and an additional 326,210 in his capacity as the controlling shareholder of Mark Technologies Corporation.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     John H. Morgan, Jr., his wife, Daisy Morgan, the Estate of John H.
Morgan, Sr. and Morgan Gas & Oil Co., a company controlled by John H.
Morgan, Jr., and other members of Mr. Morgan's family, have owned interests in several entities (mostly partnerships) in which the Company also owns interests or with which the Company has engaged in certain transactions. Mr. Morgan is a co-personal representative of the Estate of John H. Morgan, Sr. The sole beneficiary of the Estate of John H. Morgan, Sr. is the John H. Morgan Sr. Sheltered Trust, of which Mr. Morgan is a co-trustee and a beneficiary. The Morgans and their affiliates' ownership in these partnerships was one of the subjects of the shareholders derivative lawsuit captioned as ERNEST MUTH, ET AL.
V. JOHN MORGAN, JR. ET AL., which was filed as Civil Number C-87-1632 in the Third Judicial Court of Salt Lake County, Utah (the "First State Action").

TONAQUINT-INDIAN HILLS LIMITED PARTNERSHIP

     Tonaquint-Indian Hills was involved in developing condominiums in St. George in the 1980's. It has been inactive since before 1990, although it continues to hold liquid assets of approximately $15,500, which will be distributed when the partnership is dissolved. Effective May 7, 1993, all of the partnership interests held by John H. Morgan, Jr., Daisy R. Morgan, Dawn Delvie, and the Estate of John H. Morgan, Sr. were transferred to Utah Resources pursuant to the 1993 Settlement Agreement, aggregating 7.66% of the total partnership interests. After that, Mr. and Mrs. Morgan's daughters and Mr. Morgan's other sisters continued to own approximately 8.5% of the partnership interests, the Estate of John H. Morgan, Sr. owned 1.255%, and Morgan Gas & Oil Co. owned 8.46%.

     In the settlement of the shareholder's derivative lawsuit in 1993, approximately $120,000 of the amounts paid to the plaintiffs for their attorneys fees came from the liquidation of the remaining assets in Tonaquint-Indian Hills Limited Partnership. The partnership will be dissolved.

RESOURCES LIMITED PARTNERSHIP (ST. GEORGE HILTON INN)

     Effective May 1, 1993, URI owned 83.62% of Resources Limited Partnership, which owned and operated the St. George Hilton Inn. On that date, all of the partnership interests held by John H. Morgan, Jr., Daisy R. Morgan, Dawn Delvie, and the Estate of John H. Morgan, Sr. were transferred to URI pursuant to the 1993 Settlement Agreement aggregating 10.2955% of the total partnership interests. After that, Mr. and Mrs. Morgan's other sisters continued to own approximately .2% of the partnership interests, the Estate of John H.
Morgan, Sr. owned .9765%, and Morgan Gas & Oil owned 7.49%

     Effective May 1, 1993, the St. George Hilton Inn was sold to St. George Inn L.C., an independent party. From the proceeds of the sale allocable to the sale of the St. George Hilton Inn, Resources Limited Partnership has paid all of the monies owned to the Company for the various loans and advances made to Resources Limited Partnership by the Company. Also, a portion of the purchase price was paid through the assumption by St. George Inn L.C. of the remaining obligations of Resources Limited Partnership on the notes described in the proceeding paragraph, and the Company and the other co-makers and guarantors were released. Resources Limited Partnership will be dissolved.

SERVICE STATION LIMITED PARTNERSHIP #2

     Effective May 1, 1993, URI owned 79% of Service Station Limited Partnership, which owned and operated the Texaco Service Station next to the St. George Hilton Inn. On that date, all of the partnership interests held by John H. Morgan, Jr. and one-half interests held by the Estate of John H.
Morgan, Sr. were transferred to URI pursuant to the settlement of the shareholders derivative lawsuit, aggregating 12% of the total partnership interests. After that, the Estate of John H. Morgan, Sr. continues to own 7% of the partnership interests and Morgan Gas & Oil Co. owns 14%.

     Morgan Gas & Oil Co. holds notes in the total principal amount of $110,932 from the Service Station Partnership #2, ostensibly representing loans made by Morgan Gas & Oil to the partnership. Morgan Gas & Oil claims the loans are overdue. However, since the transactions were between related parties, all of whom were controlled by John H. Morgan, Jr. at the time of the transactions, and since the Company also advanced funds to the Service Station, the Company is performing an internal audit to verify the legitimacy of the losses and their proper characterization, before it determines whether to acknowledge and pay the debt. These notes payable are included in net assets of discontinued operations.

COUNTRY CLUB PARTNERSHIP

     In the mid-1980s, the Country Club Partnership, together with a partnership owned by two unrelated persons, owned approximately 6.9 acres of real property contiguous to the Southgate Golf Course, next to the St. George Hilton Inn. Effective May 1, 1993, all of the partnership interests held by John H.
Morgan, Jr., Daisy R. Morgan, Dawn Delvie, and the Estate of John H. Morgan, Sr. were transferred to URI pursuant to the 1993 Settlement Agreement, aggregating 9.2% of the total partnership interests. Thereafter, the John H. Morgan, Sr. Sheltered Trust continued to own 4.2% of the partnership interests, and Morgan Gas & Oil Co. owned 8.4%. The partnership is in dissolution.

SOUTHGATE PLAZA

     URI owns 52.5% of the partnership interests in Southgate Plaza Limited Partnership, which is one of three general partners in Southgate Plaza General Partnership. The general partnership is involved in real property development activities in St. George, comprised mostly of selling its undeveloped properties for commercial development. Before May 1, 1993, the

Company's ownership interest was 33.33%. After that date, interests held by John H. Morgan, Jr., Daisy R. Morgan, Dawn Delvie, and the John H. Morgan, Sr. Sheltered Trust were transferred to URI pursuant to the 1993 Settlement Agreement, aggregating 19.16% of the total partnership interests.

SOUTHGATE PALMS

     Prior to May 1, 1993, URI and Tonaquint, Inc. owned 98% of the partnership interests in Southgate Palms Limited Partnership, which was one of the three general partners of the Southgate Palms General Partnership, formed to conduct real property development activities in St. George in the mid-1980s. Effective May 1, 1993, the 2% partnership interests held by Mr. and Mrs. Morgan were transferred to URI pursuant to the 1993 Settlement Agreement, resulting in the dissolution of the partnership.

SOUTHGATE PARTNERSHIP TRANSACTIONS

     The Company, John H. Morgan, Jr. and Daisy R. Morgan have signed a number of notes as general partner, co-makers or guarantors, the proceeds of which were used by the three Southgate general partnerships discussed above. The balance of the only remaining bank note of approximately $396,000 was paid in full during 1993, and was extinguished during 1994. Payments on this note, as well as other expenses of the Southgate general partnerships are made in equal thirds between the respective limited partnerships, and Mike Hughes and the Estate of Ralph O. Brown, the other two general partners in the Southgate general partnerships. The limited partnerships' shares of such payments are made by the Company and its subsidiary.

MARK G. JONES TRANSACTIONS

     On December 22, 1995, Mark Technologies Corporation, a California corporation ("MTC") which is a wholly owned subsidiary of METC, Inc., a California corporation ("METC") whose controlling shareholder and board member is Mark G. Jones (a director of the Company), acquired 201,210 shares of common stock of the Company from Morgan Gas & Oil Co., in consideration for the pay down of a promissory note dated as of January 1, 1995 associated with the sale of a limited partnership interest in a California limited partnership owned by MTC. The promissory note issued by Morgan Gas & Oil Co. to MTC was credited by the amount of $603,630 ($3.00 per share) as consideration of the transfer of the
201.210 shares of URI Common Stock to MTC. One hundred (100) shares of URI Common Stock were previously acquired by Mark G. Jones, by gift from JH Morgan and DR Morgan on May 9, 1995.

     Subsequent to the period covered by this report, on April 20, 1996, Mark Technologies Corporation, a California corporation ("MTC") which is a wholly owned subsidiary of METC, Inc., a California corporation ("METC") whose controlling shareholder and board member is Mark G. Jones, acquired 125,000 shares of URI stock from the Morgan Charitable Trust. A promissory note was issued to the Morgan Family Charitable Trust by MTC in the principal amount of $375,000 ($3.00 per share) as the entire consideration received for the transfer of the

125,000 shares of URI stock. The promissory note is secured by certain project revenues otherwise payable to a wholly-owned subsidiary of METC.

JOHN FIFE TRANSACTION

     Subsequent to the period covered by this report, John Fife, as the sole shareholder of IMCC, acquired a 50.5% interest in the Company on July 3, 1996. For a more detailed description of this acquisition see "ITEM 1 DESCRIPTION OF BUSINESS/Stock Purchase Agreement -- July 3, 1996."

SHARE EXCHANGE AGREEMENT TRANSACTION

     On June 13, 1995 the Company consummated the exchange of 590,000 shares of its common stock in exchange for the receipt of all issued and outstanding stock of Midwest (the "Share Exchange Agreement"). Midwest was wholly owned by
Robert D. Wolff, subsequent CEO of the Company, and Judith J. Wolff. Among other things, the Share Exchange Agreement provided for the payment of compensation, for services rendered, by the Company to R. Dee Erickson and
E. Jay Sheen (both directors of the Company) in the amount of 38,000 shares each of the Company's Common Stock and $104,000 each. For a more detailed description of the Share Exchange Agreement, see "ITEM 1 DESCRIPTION OF BUSINESS/Share Exchange Agreement."

1996 SETTLEMENT AGREEMENT TRANSACTION AND RELATED TRANSACTIONS

     The following amounts were paid through August 14, 1996 by the Company in connection with the 1996 Settlement Agreement, the Morgan Settlement Agreement and the IMCC Stock Purchase Agreement:

     Hunter & Brown, approximately $34,843.08, as legal counsel for Mark Jones, Director of the Company;

     Campbell, Maack & Sessions, approximately $167,987.68, as legal counsel, as follows, $81,000 for legal services performed for Anne and Victoria Morgan, daughters of John H. Morgan, Jr. and Daisy R. Morgan, both Directors of the Company in 1995, pursuant to the 1996 Settlement Agreement with the balance of $86,987.68 for services performed as legal counsel for Mark Technologies Corporation, a corporation controlled by Mark Jones, Director of the Company;

     Dorton, Jones, Nicolatus & Stuart Inc., approximately $4,225, as experts for Mark Technologies Corporation, a corporation controlled by Mark Jones;

     Mark Technologies Corporation, approximately $10,090.03, a corporation controlled by Mark Jones, a Director of the Company, for a retainer paid to Dorton, Jones, Nicolatus & Stuart, Inc. and for certain out-of-pocket expenses;

     Victoria Morgan, daughter of John H. Morgan, Jr. and Daisy R. Morgan, in the amount of $58,966.70 for repurchase of all shares owned in the Company by Ms. Morgan;

     Anne Morgan, daughter of John H. Morgan, Jr. and Daisy R. Morgan, in the amount of $76,882.50 for a repurchase of all shares owned in the Company by Ms. Morgan;

     John H. Morgan, Jr., in the amount of $89,229.81, representing the total monetary judgment collected from him by the Company pursuant to the Murphy Order and all amounts covered by the Order regarding Stay of Execution and Acceptance of Undertaking under the Murphy Order;

     Robinson & Sheen, L.L.C. $76,133.54, as counsel for the Company;

     Jardine, Linebaugh & Dunn, approximately $22,732.97, as counsel for the Company;

     Wildman, Harrold, Allen & Dixon, approximately $72,433.52, as counsel for IMCC, a company wholly owned by John Fife, Director, CEO, President and Chairman of the Board of the Company;

     Giauque, Crockett, Bendinger & Peterson, $22,391.68, as counsel for IMCC, IMCC, a company wholly owned by John Fife, Director, CEO, President and Chairman of the Board of the Company;

     IMCC, a company wholly owned by John Fife, Director, CEO, President and Chairman of the Board of the Company, approximately $5,014.79 for reimbursement of the retainer to Giauque, Crockett, Bendinger & Peterson; and

     Brown Wright & Associates, approximately $19,937.45 as experts for the Company.

LEGAL REPRESENTATION OF THE COMPANY

     During 1994 and 1995, the law firms of Moyle Draper and Robinson & Sheen, L.L.C. provided legal representation to the Company. E. Jay Sheen, a former director of the Company, was a partner at Moyle Draper and currently is a partner at Robinson & Sheen. During 1994, Moyle Draper received approximately $99,304 in legal fees. During 1995, Robinson & Sheen received approximately $144,800.29 in legal fees and Moyle Draper received approximately $46,666 in legal fees.

COMMISSION AND CONSULTING FEES

     1994

     During 1994, Lyle Hurd and R. Dee Erickson, both directors of the Company, received consulting fees from the Company in the amounts of $12,500 and $10,000, respectively. An additional $3,440 was paid by the Company to ST. GEORGE MAGAZINE for advertising. Mr. Hurd, who also served as Director of Marketing of the Company, is an owner of Hurd Owens Hafen, Inc., which publishes ST. GEORGE MAGAZINE. In 1994, Gerry Brown, President of the Company, received $14,412 in commissions for sales of Company owned real estate.

     1995

     During 1995, Lyle Hurd, a director of the Company and Director of Marketing, received $13,750 in consulting fees. An additional $8,265 was paid by the Company to ST. GEORGE MAGAZINE for advertising. Mr. Hurd, who also served as Director of Marketing of the Company, is an owner of Hurd Owens Hafen, Inc., which publishes ST. GEORGE MAGAZINE, among others. In 1995, Gerry Brown, the President of the Company, received $8,327 in commissions.


                              AMENDMENT TO BY-LAWS

     A majority of the Board of Directors has adopted a resolution which sets forth a single proposal to amend Article II, Section 1. of the Company's By-Laws (the "By-Laws Amendment"), by deleting Article II, Section 1. in its entirety and replacing it with the following:

          The annual meeting of the Shareholders shall be held on the third Monday in the month of July in each year, beginning with the year 1997 at an hour designated by the President in the notice of annual meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Utah, such meeting shall be held on the next succeeding business day.

     The Company recommends voting for the By-Laws Amendment. The terms of the 1996 Settlement Agreement provided that the parties to that agreement would take all actions necessary to maintain Mark G. Jones as a director of the Company for a period of one year from the date of the closing of the Stock Purchase Agreement between IMCC and the Company. IMCC has informed the Company that it will not support the nomination of Mark G. Jones as a director at the next annual meeting of the Company, to be held on the third Monday of July, 1997, as set forth in the amendment to the By-Laws. The persons named as proxy holders in the accompanying Proxy intend to vote each properly signed and submitted Proxy for the By-Laws Amendment, unless authority to vote is withheld on such Proxy. By-Laws may be amended by the Board of Directors at any regular or special meeting of the Board of Directors. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the By-Laws Amendment.

     THE COMPANY RECOMMENDS VOTING "FOR" THE BY-LAWS AMENDMENT.

                     MARK TECHNOLOGIES CORPORATION PROPOSALS

SPECIAL SHAREHOLDERS' LEGAL AFFAIRS COMMITTEE

     Mark G. Jones, a director of the Company, on behalf of Mark Technologies Corporation, proposes to appoint a special shareholders' Legal Affairs Committee, the sole purpose of which is to select and engage new general counsel, make a binding determination regarding the settlement, continued prosecution or other disposition of pending litigation to which the Company is a party and to make a binding determination regarding counsel selection in the future and future litigation in which the Company may be a party. This proposal requires an affirmative vote by the holders of a majority of the Common Stock of the Company. The Company does NOT recommend a vote in favor of this proposal. IMCC, the Company's majority shareholder, has indicated it will not vote in favor of this proposal. The Utah Business Corporation Act provides, in part, that one of the powers of the corporation is, "to sue and be sued, complain and defend in its corporate name," SEE Section 16-10a-302 General Powers/Utah Business Corporation Act. The Utah Business Corporation Act also provides, in part, that all corporate powers shall be exercised "by or under the authority of, and the business and affairs of the corporation managed under the direction of, its board of directors," SEE Section 16-10a-801(2) of the Utah Business Corporation Act. In order for the Company's Board of Directors to carry out its obligations under the Utah Business Corporation Act, it must make decisions as to whether to pursue litigation and if so, in what manner. These decisions would include, among other things, the decision as to who would represent the Company and the course of litigation. These Utah provisions firmly place these litigation-based decisions and obligations within the Board's responsibility. A majority of the Board does not recommend its approval. IMCC, the Company's majority shareholder, has indicated it will NOT vote in favor of this proposal.

TENDER OFFER

     Mark G. Jones, a director of the Company, on behalf of Mark Technologies Corporation, proposes to cause the Company to offer to purchase from all of its shareholders, at a purchase price of $4.00 per share, shares of the Company's Common Stock, where acceptance of the Company's offer shall be voluntary and the offer shall not be designed to require acceptance by any shareholder. This proposal requires an affirmative vote by the holders of a majority of the Common Stock of the Company. The Board of Directors does not recommend a vote in favor of this proposal. IMCC, the Company's majority shareholder, has indicated it will not vote in favor of this proposal. The Company and IMCC entered into the Stock Purchase Agreement and two settlement agreements which contractually require the Company to undertake a 1,000 share to 1 share reverse stock split at $3.35 per share. The Mark Technologies Corporation proposal is inconsistent with and contrary to the required $3.35 per share reverse stock split. In addition, a majority of the Board of Directors believes that a $4.00 per share tender offer, if approved by the shareholders of the Company, would force the Company to liquidate in order to meet its obligations pursuant to such tender offer. Consequently, the Company does not recommend its approval. IMCC, the Company's majority shareholder, has indicated it will NOT vote in favor of this proposal.

SPECIAL SHAREHOLDERS FIDUCIARY DUTY COMMITTEE

     Mark G. Jones, a director of the Company, on behalf of Mark Technologies Corporation, proposes to cause the Company to appoint a special shareholders' Fiduciary Duty Committee, the sole purpose of which shall be to make a binding determination, upon consultation with the Company's new general counsel, regarding the activities of the Company's Board of Directors, officers and counsel to consider whether actions, complaints or other redress, if any, should be taken by the Company against such individuals. A majority of the Board of Directors does not recommend its approval. IMCC, the Company's majority shareholder, has indicated it will NOT vote in favor of this proposal.

     Unless otherwise specified, all properly executed proxies received by the Company will be voted AGAINST the three Mark Technologies Corporation proposals.

     THE COMPANY RECOMMENDS VOTING "AGAINST" THE MARK TECHNOLOGIES CORPORATION PROPOSALS.

MATERIAL PROCEEDINGS AND TRANSACTIONS

     Over the past nine years, the Company has been involved in various disputes and controversies involving its ownership, operation and management. A shareholders derivative action captioned as ERNEST MUTH, ET AL. V. JOHN H. MORGAN, JR., ET AL., was filed as Civil Number C-87-1632 in the Third Judicial District Court of Salt Lake County, Utah (the "First State Action"), alleging among other things that the officers and directors of the Company committed various breaches of their fiduciary duties to the Company. A settlement agreement was entered into in the First State Action on April 6, 1993 (the "1993 Settlement Agreement"), wherein, among other things, parties to the lawsuit agreed to the manner in which directors of the Company would be selected until such time as the 1993 Settlement Agreement was terminated. On or about July 21, 1995, attorneys for the Company, on behalf of the Company filed an action against John H. Morgan, Jr. and Daisy R. Morgan to enforce the 1993 Settlement Agreement in the First State Action which resulted in certain findings of fact and conclusions of law and an order enforcing the 1993 Settlement Agreement, entered by Judge Michael R. Murphy on October 4, 1995 (the "Murphy Order"). The Murphy Order was appealed by John H. Morgan, Jr. and Daisy R. Morgan and cross-appealed by the Company. An Order to Show Cause was subsequently filed in the First State Action on behalf of the Company by attorneys for the Company against John H. Morgan, Jr. and Daisy R. Morgan (the "Order to Show Cause").

     On or about February 16, 1995, pursuant to a Plan of Share Exchange Agreement by and among the Company, Midwest Railroad Construction and Maintenance Corporation of Wyoming, a Wyoming corporation ("Midwest"), Robert D. Wolff ("RD Wolff") and Judith J. Wolff ("JJ Wolff") (the "Share Exchange Agreement"), the Company acquired all of the outstanding shares of Midwest from RD Wolff and JJ Wolff in exchange for 590,000 restricted shares of authorized but unissued shares of the Company (the "Share Exchange Agreement"). Pursuant to the Share Exchange Agreement, RD Wolff became the President of the Company. For a more detailed description of the Share Exchange Agreement see Form 8-K filed July 20, 1995. A shareholders derivative action captioned as ANNE MORGAN ET AL. V. R. DEE ERICKSON, ET AL., was filed as Case Number 2:95CV-0661C in the United States District Court for the District of Utah, Central Division (the "First Federal Action"), alleging that the defendants had, among other things, violated proxy solicitation rules, violated disclosure rules under the Exchange Act of 1934, breached their fiduciary duties to the Company's shareholders, breached professional duties, committed fraud, wasted and looted the Company's assets, converted Company property, engaged in self-dealing, mismanaged the corporation and breached the duty of loyalty. The complaint sought, among other things, rescission of the Share Exchange Agreement. In April 1996, the Company, Midwest, RD Wolff and JJ Wolff entered into a Split-Off Agreement whereby, among other things, the Share Exchange Agreement was rescinded (the "Rescission Agreement") and the shares of Midwest acquired by the Company were returned to RD Wolff and JJ Wolff.

     On April 5, 1996, the Company entered into a letter of intent ("Letter of Intent") with IMCC to sell a controlling interest in the Company to IMCC, at a purchase price equal to $3.35 per share. On May 17, 1996, a shareholders derivative suit captioned as MARK TECHNOLOGIES CORP. ET AL. V. UTAH RESOURCES INTERNATIONAL, INC., ET AL., was filed as Civil No. 96-090-3332CV in the Third Judicial Court of Salt Lake County, Utah (the "Second State Action"). Mark G. Jones, a director of the Company, is the controlling shareholder of Mark Technologies Corporation. The Second State Action included, among other things, a request for the issuance of a temporary restraining order and injunction against the transactions contemplated in the Letter of Intent. On June 26, 1996, the Company entered into two settlement agreements. The first settlement agreement was by and among the Company, John H. Morgan, Jr., Daisy R. Morgan, IMCC, John Fife, Robinson & Sheen, L.L.C., R. Dee Erickson, Lyle D. Hurd, and
E. Jay Sheen ("Morgan Settlement Agreement"), whereby certain disputes among the parties were resolved and settled and the parties agreed to use their best efforts to terminate the 1993 Settlement Agreement. The second settlement agreement was by and among the Company, R. Dee Erickson, E. Jay Sheen, Lyle D. Hurd, Mark G. Jones, Mark Technologies Corporation, Anne Morgan, Victoria Morgan, IMCC, John Fife and Robinson & Sheen, L.L.C. (the "1996 Settlement Agreement") and the parties, among other things, agreed to dismiss the First Federal Action, the Order to Show Cause, the Second State Action and to use their best efforts to terminate the 1993 Settlement Agreement. On July 19, 1996, the notice of hearing on proposed settlement of the Second State Action, the First State Action and the First Federal Action and the notice of hearing on petition to terminate the 1993 Settlement Agreement was mailed to all the Company's shareholders of record as of June 24, 1996. Among other things, the notice provided that the 1996 Settlement Agreement and the Morgan Settlement Agreement (together the "Settlement Agreements") were to be considered approved by the court on August 12, 1996, and that all objections to the Settlement Agreements had to be presented at that time. On August 9, 1996, shareholders Jenny T. Morgan, Gerard E. Morgan, John C. Morgan and Karen J. Morgan ("Objectors") filed an objection to the hearing and requested that the court continue the settlement approval hearing until after a URI shareholders' vote on the Settlement Agreements and the IMCC Stock Purchase Agreement. In their objections and request for continuance of hearing, the Objectors, among other things, claimed that they had insufficient information with which to evaluate the Stock Purchase Agreement between IMCC and URI; that they had insufficient information regarding John Fife, the sole shareholder of IMCC, and that they needed additional time and information to evaluate the fairness of the Stock Purchase Agreement, and to solicit bids to sell the Company. Further, the Objectors alleged that URI had refused to provide documentation relating to the Stock Purchase Agreement to them. After considering the Objectors' and the parties' initial arguments, the court granted both the parties and the Objectors an additional seven days, through August 19, 1996, to submit written memoranda in support of their positions. Both the Objectors and the parties submitted written memoranda supporting their positions in regard to the Settlement Agreements and the Stock

Purchase Agreement. After considering the written memoranda and arguments presented by both sides, on or about August 23, 1996 the court denied the Objector's petition, and entered an order approving the Settlement Agreements. As required by the Transaction Agreements, as defined below, the 1996 Settlement Agreement and the Morgan Settlement Agreement were approved by the Third Judicial District Court of Salt Lake County, West Valley Department, Utah, on or about August 28, 1996. The Order to Show Cause was dismissed with prejudice and the 1993 Settlement Agreement was terminated on August 29, 1996.

     On July 3, 1996, following the execution of the Letter of Intent, the Morgan Settlement Agreement and the 1996 Settlement Agreement, the Company and IMCC entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") (the Letter of Intent, the Morgan Settlement Agreement, the 1996 Settlement Agreement and the Stock Purchase Agreement are hereinafter referred to as the "Transaction Agreements") whereby the Company issued and sold 1,275,912 shares (the "Purchased Shares") of common, $.10 par value per share stock (the "Common Stock") to IMCC, which is wholly owned by John Fife, so that IMCC owned a 50.5% interest in the Company. IMCC acquired the Purchased Shares at a price equal to $3.35 per share for an aggregate purchase price of $4,274,305.20 (the "Purchase Price"), of which $641,145.78 was paid in cash by IMCC to the Company at the closing. The remaining $3,633,159.42 was evidenced by IMCC's promissory note (the "Note"). The Note bears interest at a rate equal to the short-term applicable federal rate published by the Internal Revenue Service in effect at the time of closing, and is adjusted on each anniversary of the Note to the applicable short-term federal rate in effect on such anniversary date. Interest on the Note is paid currently in arrears on each anniversary of the Note. At the closing, IMCC paid $197,872.52 to the Company which amount represented the present value first year of interest due under the Note. The principal and any unpaid interest accrued under the Note is due and payable August 1, 2001. The
Note is secured by the Purchased Shares as evidenced by a stock pledge agreement, dated as of July 3, 1996, by and between IMCC and the Company (the "Stock Pledge Agreement"). Pursuant to a separate written guaranty agreement, John Fife personally guaranteed payment of 25% of all amounts due under the Note. For a more detailed description of the Stock Purchase Agreement, see
Form 8-K filed by the Company on July 18, 1996, and to review a copy of the Stock Purchase Agreement, see Schedule 13D-A filed by IMCC on September 9, 1996.

     As required by the Stock Purchase Agreement, E. Jay Sheen and R. Dee Erickson submitted their resignations as directors of the Company, effective July 13, 1996. As further required by the Stock Purchase Agreement, John Fife was appointed a director of the Company. David Fife, the brother of John Fife, was also appointed a director of the Company. John Fife and David Fife were appointed as directors of the Company by the Muth Group pursuant to the 1993 Settlement Agreement, effective July 13, 1996. As required by the Stock Purchase Agreement, John Fife was elected President and Chief Executive Officer of the Company in July 1996, pursuant to a 3-2 vote of the Board. John Fife also serves as Chairman of the Board of the Company pursuant to a 3-2 vote of the Board.

     The Letter of Intent and the Transaction Agreements, including the Stock Purchase Agreement contemplated that subject to applicable state and federal securities and state corporate law, the Company would cause a 1,000 to 1 share reverse split of the Company's stock to the shareholders of record at $3.35 per share (the "Reverse Split"), with fractional shareholders given the option to either purchase additional fractional shares to round up to one whole share following the Reverse Split or sell their fractional shares for cash to the Company. IMCC was granted a ten year option to purchase 150,000 or more additional shares of stock at a purchase price equal to $3.35 per share and on the same terms and conditions as those provided under the Stock Purchase Agreement so that after the Reverse Split IMCC may maintain its 50.5% majority interest in the Company. Subsequent to the Reverse Split and subject to applicable state and federal securities and state corporate law, any Company shares redeemed by the Company pursuant to the Reverse Split (the "Returned Shares") may be acquired by the remaining shareholders, other than IMCC or its affiliates, in increments of 1,000 shares (the "Returned Share Option") at a purchase price equal to the pre-reverse-split price of $3.35 per share (the "Returned Share Purchase Price") as more fully described herein.

     Only those shares for which the Company has received a fully and properly executed letter of transmittal, accompanied by the required documents, will qualify as Returned Shares for purposes of this Returned Share Option. Such Common Stock shall be purchased in blocks of 1,000 shares of Common Stock such that each purchase of a 1,000 share block of Common Stock shall be converted into 1 share of common, $100.00 par value per share stock of the Company (the "New Stock"). In the event the Returned Share Option is over-subscribed, then each of the exercising shareholders may purchase the Returned Shares on a pro rata basis. Twenty-five percent (25%) of the Returned Share Purchase Price will be payable in cash upon exercise, with the remaining balance of $2.51 per share being evidenced by the Returned Share Note.

     In December, 1995 Mark Technologies Corporation received 201,210 shares of the Company's Common Stock from Morgan Gas & Oil Co., as partial payment of a promissory note. The promissory note was in consideration of the sale to Morgan Gas & Oil Co. from Mark Technologies Corporation of a limited partnership interest in Alta Mesa Wind Partners, a California limited partnership in the wind-generated power business. The Company is a shareholder of Morgan Gas & Oil Co. The Company brought a Shareholders derivative action against Morgan Gas & Oil Co. and its directors and against Mark G. Jones, Mark Technologies Corporation, Alta Mesa Wind Partners, John H. Morgan, Jr., Daisy R. Morgan, Sylvia Wunderly, John Wunderly, and Melbourne Romney, III, alleging, among other things, that in connection with the sale of Alta Mesa Wind Partners limited partnership interest to Morgan Gas & Oil Co., Mark G. Jones, Mark Technologies Corporation and Alta Mesa Wind Partners concealed and misrepresented material information to be provided to Morgan Gas & Oil Co. directors and that the Morgan Gas & Oil Co. directors committed a breach of fiduciary duty and a wasting of corporate assets. The suit was dismissed without prejudice.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for the following individuals with respect to the following forms:

               R. Dee Erickson, Form 4
               Robert D. Wolff, Form 4
               John Fife, Form 4
               IMCC, Form 4

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants for the fiscal year ended December 31, 1996 and for the current year are Tanner + Co. A representative of Tanner + Co. is expected to be present at the meeting, with the opportunity to make a statement if he desires to do so, and he is expected to be available to respond to appropriate questions from stockholders.

ANNUAL REPORT

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995, including financial statements, accompanies this Proxy Statement. However, no action is proposed to be taken at the meeting with respect to the Annual Report, and it is not to be considered as constituting any part of the proxy soliciting material.

STOCKHOLDER PROPOSALS

     From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the annual meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1997 stockholders' meeting, if applicable, must be received by the Company no later than March 24, 1997. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

OTHER MATTERS

     Management knows of no other business likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the form of proxy or their substitute will vote said proxy according to their best judgment.

     A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 is available without charge to stockholders upon written request to the Company's _________________.

                                   By order of the Board of Directors


                                   John Fife
                                   Director, Chairman of the Board and President

                                    EXHIBITS


Exhibit A:  Amendment to Articles of Incorporation

Exhibit B:  Part 13 of the Utah Business Corporation Act

                       UTAH RESOURCES INTERNATIONAL, INC.

                          ITEM 14 FINANCIAL INFORMATION









1.   Financial Statements - December 31, 1995                 Included


2.   Financial Statements - September 30, 1996                Included


3.   Ratio of earnigns to fixed changes                     Not included


4.   Book value per share                                     Included

                                 UTAH RESOURCES
                               INTERNATIONAL, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS








                                    CONTENTS

                                                                         PAGE
                                                                         ----
Independent Auditors' Report                                              F-1

Consolidated balance sheet, December 31, 1995                             F-2

Consolidated statements of operations for the years
ended December 31, 1995 and 1994                                          F-3

Consolidated statement of stockholders' equity for the
years ended December 31, 1995 and 1994                                    F-4

Consolidated statement of cash flows for the years ended
December 31, 1995 and 1994                                                F-5

Notes to consolidated financial statements                                F-7

                          INDEPENDENT AUDITORS' REPORT





TO THE BOARD OF DIRECTORS OF
UTAH RESOURCES INTERNATIONAL, INC.,
AND SUBSIDIARIES


     We have audited the accompanying consolidated balance sheet of Utah Resources International, Inc., and subsidiaries at December 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Utah Resources International, Inc., and subsidiaries as of December 31, 1995 and the results of their operations and their cash flows for the two years ended December 31, 1995, in conformity with generally accepted accounting principles.






June 21, 1996 except for note 15,
which is dated July 10, 1996

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                DECEMBER 31, 1995


   ASSETS

Cash and cash equivalents                                          $   765,831
Accounts receivable from related parties                               372,622
Notes receivable                                                       178,989
Income tax receivable                                                  212,328

Property and equipment, net of
 accumulated depreciation and
 amortization of $36,409                                                36,959

Real estate held for resale                                            854,821
Royalty interest in petroleum and mineral
 production, net of amortization of $41,034                              9,176
Other assets                                                            10,599
Net assets of discontinued operations                                      657
                                                                    ----------

                                                                    $2,441,982
                                                                    ----------
                                                                    ----------

       LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                                   $   276,446
Accrued expenses                                                       312,474
Earnest money deposits                                                  36,000
Notes payable                                                          599,627
                                                                    ----------

   Total liabilities                                                 1,224,547
                                                                    ----------

Minority interest                                                      152,113

Commitment and contingencies                                                -

Stockholders' equity:
 Common stock; par value $.10 per share,
   5,000,000 shares authorized,
   1,851,198 shares issued and outstanding                             185,120
Additional paid-in capital                                             348,757
Retained earnings                                                      531,445
                                                                    ----------

   Total stockholders' equity                                        1,065,322
                                                                    ----------

                                                                    $2,441,982
                                                                    ----------
                                                                    ----------


See accompanying notes to consolidated financial statements.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                YEARS ENDED
                                                                DECEMBER 31,
                                                                ------------
                                                             1995          1994
                                                             ----          ----
Sales                                                  $  587,663     2,274,222

Cost of sales                                             156,250       567,453
                                                       ----------   -----------

         Gross profit                                     431,413     1,706,769

General and administrative expenses                     1,045,854       678,368
                                                       ----------   -----------

         Income (loss) from operations                   (614,441)    1,028,401
                                                       ----------   -----------

Other income (expense):
   Rental income                                                -        32,183
   Royalty income                                          61,006        92,455
   Interest and dividend income                           102,794        50,458
   Interest expense                                       (51,279)      (60,020)
   Other income (expense)                                  35,906       (18,074)
                                                       ----------   -----------

         Total other income (expense)                     148,427        97,002
                                                       ----------   -----------

Income (loss) before minority interest and
 provision for income taxes                              (466,014)    1,125,403

Minority interest in net (loss) of subsidiaries            26,988        29,109
                                                       ----------   -----------

Income (loss) before provision for income taxes
 and discontinued operations                             (439,026)    1,154,512

Income tax (provision) benefit                            179,000      (436,000)
                                                       ----------   -----------

Income (loss) from continuing operations                 (260,026)      718,512

Discontinued operations:
   Income from discontinued operations net of income
    taxes of $48,000                                       93,407            -
   Loss from disposal of discontinued operations
    net of income taxes benefit of $275,000
    and $16,000                                          (583,000)      (31,416)
                                                       ----------   -----------

         Total discontinued operations                   (489,593)      (31,416)
                                                       ----------   -----------

Net income (loss)                                      $ (749,619)      687,096
                                                       ----------   -----------
                                                       ----------   -----------

Earnings (loss) per share                                   $(.46)          .54
                                                            -----           ---
                                                            -----           ---


See accompanying notes to consolidated financial statements.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1995 AND 1994


                                                      COMMON STOCK         ADDITIONAL
                                                   -------------------       PAID-IN        RETAINED
                                                 SHARES         AMOUNT       CAPITAL        EARNINGS
                                                 ------         ------       --------       --------
Balance, January 1, 1993                      1,284,027       $128,403        127,174        722,431

Net income                                          -              -              -          687,096
                                            -----------     ----------    -----------    -----------

Balance, December 31, 1994                    1,284,027        128,403        127,174      1,409,527

Common stock issued to
purchase subsidiary valued
at book value of subsidiary
($.43 per share)                                590,000         59,000        196,503            -

Common stock issued for
services in acquisition
of subsidiary valued at
$.43 per share                                   76,000          7,600         25,080            -

Repurchase of stock
through land issuance at
$.10 per share                                 (102,429)       (10,243)           -              -

Common stock issued in
settlement of dispute valued
at $.10 per share                                 3,600            360            -              -

Dividends                                           -              -              -         (128,463)

Net loss                                            -              -              -         (749,619)
                                            -----------     ----------    -----------    -----------

Balance, December 31, 1995                    1,851,198       $185,120        348,757        531,445
                                            -----------     ----------    -----------    -----------
                                            -----------     ----------    -----------    -----------


See accompanying notes to consolidated financial statements.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                YEARS ENDED
                                                                                DECEMBER 31,
                                                                           --------------------
                                                                           1995            1994
                                                                           -----           ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                  $ (749,619)       687,096
   Less income from discontinued operation                               (93,407)           -
   Add loss from disposition of discontinued operation                   583,000            -
   Adjustments to reconcile net income (loss)
    to net cash provided by (used in) operating
    activities:
       Depreciation and amortization                                      12,349         22,756
       Minority interest in net income
         of subsidiaries                                                 (26,988)       (29,109)
       Gain on disposition of assets                                      (3,106)       (36,267)
       Bad debt expense                                                   10,899            -
       Common stock issued for services                                   33,040            -
       (Increase) decrease in:
          Accounts receivable                                           (118,310)      (238,503)
          Other assets                                                      (775)        76,403
          Real estate held for resale                                   (237,850)       100,263
          Income tax receivable                                         (212,529)       443,201
       (Decrease) increase in:
          Accounts payable                                               115,912          8,302
          Accrued expenses                                                21,143        171,488
          Ernest money deposits                                              -          (10,000)
          Deferred income tax                                           (300,000)       300,000
                                                                     -----------    -----------

          Net cash provided by (used in) continued operation            (966,241)     1,495,630
          Net cash used in discontinued operations                      (104,846)           -
                                                                     -----------    -----------

                 Net cash provided by (used in)
                 operating activities                                 (1,071,087)     1,495,630
                                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from marketable securities                                       -           29,920
   Proceeds from disposition of assets                                    18,140        390,000
   Payments on notes receivable                                          137,348        160,989
   Purchase of property and equipment                                     (2,690)        (7,601)
   Increase in notes receivable                                         (112,137)      (206,843)
   Decrease in minority interest                                          (4,020)       (51,126)
   Decrease in other assets                                                  -            3,289
                                                                     -----------    -----------

   Cash from investing activities - continuing operation                  36,641        318,628
   Cash from investing activities - discontinued operation                76,839            -
                                                                     -----------    -----------

                 Net cash provided by
                 Investing activities                                    113,480        318,628
                                                                     -----------    -----------


                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED



                                                                           YEARS ENDED
                                                                           DECEMBER 31,
                                                                       -------------------
                                                                       1995           1994
                                                                       ----           ----
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments of dividends                                           (128,463)        27,249
   Payments on notes payable                                        (90,129)       (72,315)
                                                               ------------   ------------

   Cash for financing activities - continued operation             (218,592)       (45,066)
   Cash for financing activities - discontinued operation          (196,765)             -
                                                               ------------   ------------

                 Net cash (used in)
                 financing activities                              (415,357)       (45,066)
                                                               ------------   ------------

(Decrease) increase in cash                                      (1,372,964)     1,769,192

Cash and cash equivalents, beginning of year                      2,138,795        369,603
                                                               ------------   ------------

Cash and cash equivalents, end of year                         $    765,831      2,138,795
                                                               ------------   ------------
                                                               ------------   ------------

SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:

  1995
  ----

     The Company purchased the assets of another company for common stock valued at $255,503.

     The Company financed the purchase of equipment with debt in the amount of $28,278.

     The Company purchased and retired 102,429 shares of common stock through the issuance of 10.6 acres of land under the terms of a prior year agreement.

     The Company disposed of debt in the amount of $3,933, which was assumed in the sale of land for which the Company received a note receivable.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Cash paid for

                                                       1995      1994
                                                       ----      ----

     Interest                                        $62,427    36,992
                                                     -------    ------
                                                     -------    ------

     Income taxes                                        -         -
                                                     -------    ------
                                                     -------    ------


See accompanying notes to consolidated financial statements.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1995 AND 1994




(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS
        Utah Resources International, Inc., and consolidated entities (the Company) is engaged primarily in the development of real estate including the sale of developed and undeveloped real estate. The Company's assets are located in the Rocky Mountain West.

     PRINCIPLES OF CONSOLIDATION
        The consolidated financial statements include the financial statements of Utah Resources, Inc., Tonaquint Inc. and a number of limited partnerships of which the Company has ownership in excess of 50 percent and has management responsibility. All material intercompany transactions and balances have been eliminated in consolidation of the Companies and partnerships.

        Discontinued operations include Midwest Railroad Construction and Maintenance Corporation (Midwest) from June 13, 1995 ( date of acquisition) through December 31, 1995. The Company disposed of Midwest effective March 31, 1996, see note 7. Discontinued operations also included those of a Service Station which was closed in 1993. The Service Station has continued to incur costs to resolve certain environmental issues since the closing of the station.

     METHOD OF RECOGNITION OF INCOME
     Real Estate
        Profits on sale of developed lots, developed land and raw land are recognized in accordance with standards established for the real estate industry which generally provide for deferral of all or part of the profit on a sale if the buyer does not meet certain down payment requirements or certain other tests of the buyer's financial commitment to the purchase, or the seller is required to perform significant obligations subsequent to the sale.

        Cost of sales include a pro rata portion of acquisition and development costs (including estimated costs to complete) along with sales commissions, closing costs and other costs specifically related to the sale.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     METHOD OF RECOGNITION OF INCOME - CONTINUED
     Other
        Royalty income is recognized when received. The Company has overriding mineral and oil and gas royalty interests and thus exercises no control over the activities of the royalty payers and is notified of the amounts or royalties due when the cash is received.

     PROPERTY AND EQUIPMENT
        Property and equipment is carried at cost. Depreciation is computed using the straight-line method based upon the following useful lives:

               Building                           15-30 years
               Furniture and equipment             3-10 years

     REAL ESTATE HELD FOR RESALE
        Real estate held for resale includes developed lots, land under development and raw land. Real estate held for resale is carried at the lower of cost or market. The cost of development of building lots includes the land and the related costs of development (planning, survey, engineering and other) which are capitalized. The cost of interest and property taxes are expensed.

     INTANGIBLE ASSETS
        The cost of identifiable intangible assets, consisting of royalties, is being amortized on a straight-line basis over the expected productive life of the asset, 15 years.

     INCOME TAXES
        Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial statement and tax reporting purposes. The differences are primarily a result of differing methods of accounting for land sales and depreciation of property and equipment.

     EARNINGS PER SHARE
        The weighted average of outstanding common shares is approximately 1,619,000 shares and 1,284,000 shares for the years ended December 31, 1995 and 1994, respectively. Common stock equivalents have not been included as the exercise price is in excess of the market price and the amounts are antidilutive in 1995.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     STATEMENT OF CASH FLOWS
        For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     CONCENTRATION OF CREDIT RISK
        Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management's expectations.

        The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such account and believes it is not exposed to any significant credit risk on cash and cash equivalents.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates principally related to estimated costs to complete uncompleted contracts and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  ACCOUNTS RECEIVABLE FROM RELATED PARTIES

        Accounts receivable include $132,843 which is due from an entity which has some shareholders in common with the Company and $131,573 which is due from various related partnerships. Also included is $87,263 due from one of the shareholders of the Company.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




(3)  NOTES RECEIVABLE

        The Company has the following notes receivable at December 31, 1995:

        Note receivable from an individual
        due in March, 1996, with interest at
        9%, secured by real estate                                    $138,989

        Note receivable from an individual
        due in September 1995, with interest at
        8%                                                              40,000
                                                                      --------

                                                                      $178,989
                                                                      --------
                                                                      --------

        Future maturities of notes receivable are as follows:

                         YEAR                                         AMOUNT
                         ----                                        ---------
                         1996                                        $  40,000
                         1997                                          138,989
                                                                      --------

                         Total                                        $178,989
                                                                      --------
                                                                      --------


(4)  REAL ESTATE HELD FOR RESALE

        Real estate held for resale consists of the following real estate located in the St. George, Utah area at December 31, 1995:

     DEVELOPED
        The Company has three developed residential lots with an aggregate cost of $67,106.

     RAW LAND AND PARTIALLY DEVELOPED LAND
        The Company has approximately 390 acres of real estate of which approximately 350 acres is currently planned for single family dwelling lots, commercial development and multiple housing. The aggregate cost of the raw land and partially developed land is $797,958.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED





(5)  ACCRUED EXPENSES

        Accrued expenses at December 31, 1995 consist of the following:

          Deficit in investment in partnership                        $168,857
          Accrued interest                                              34,775
          Other accrued expenses                                       108,842
                                                                      --------

                    Total                                             $312,474
                                                                      --------
                                                                      --------


(6)  NOTES PAYABLE

        The Company has the following notes payable at December 31, 1995:

        Note payable to a trust requiring quarterly
        interest payments at 10%, principal due
        in 1996 secured by certain real estate held
        for resale                                                    $400,000

        Notes payable to a governmental entity
        requiring annual payments of approximately
        $15,000 plus interest at 5.94%, secured
        by real estate                                                 106,810

        Note payable to entity requiring annual
        payments of $10,386 including interest
        at 9%, secured by real estate                                   67,282

        Note payable to a financial institution
        requiring monthly payments of $491
        including interest at 10.5%, secured
        by a vehicle                                                    23,600

        Other                                                            1,935
                                                                      --------

              Total                                                   $599,627
                                                                      --------
                                                                      --------

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED





(6)  NOTES PAYABLE - CONTINUED


        Future maturities of notes payable are as follows:

                  YEAR                                          AMOUNT
                  ----                                          ------
                  1996                                        $425,849
                  1997                                          24,949
                  1998                                          25,490
                  1999                                          25,992
                  2000                                          27,057
                  Thereafter                                    70,290
                                                              --------

                  Total                                       $599,627
                                                              --------
                                                              --------

        None of the Company's debt instruments are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 1995, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.


(7)  INVESTMENT IN MIDWEST

        Effective June 13, 1995, the Company acquired 100% ownership of Midwest through the issuance of 590,000 shares of the Company's common stock for all of the outstanding stock of Midwest. The acquisition was accounted for as a purchase. The fair market value of the Midwest assets and liabilities approximated the historical cost of the assets and liabilities and no goodwill was therefore recorded.

        Effective March 31, 1996, the Company sold Midwest to its former owner. The Company received 590,000 shares of common stock and agreed to forgive $317,000 due from Midwest as a result of net cash advances made to Midwest by the Company. The 1995 financial statements reflect a write down of approximately $780,000 for its investment in Midwest to its estimated realizable value.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


(8)  DISCONTINUED OPERATIONS

        The Company has included in net assets of discontinued operations those of Midwest and the Service Station.

        Condensed financial information for Midwest is as follows at December 31, 1995 and for the period June 13, 1995 (date of acquisition) through December 31, 1995:


                                                  BALANCE SHEET

                                                 DECEMBER 31, 1995
                                                                          ELIMINATIONS
                                                                              AND
                                                                           ADJUSTMENT
                                                               SERVICE        TO
                                                   MIDWEST     STATION   REALIZABILITY         TOTAL
                                                   -------     -------   -------------         -----
            Assets                              $3,836,017         -          (731,994)    3,104,023
                                                ----------   ---------        --------     ---------
                                                ----------   ---------        --------     ---------

            Liabilities                          3,439,107     159,077        (542,818)    3,055,366

            Equity                                 396,910    (159,077)       (237,176)          657
                                                ----------   ---------        --------     ---------

               Total liabilities and equity     $3,836,017         -          (779,994)    3,056,023
                                                ----------   ---------        --------     ---------
                                                ----------   ---------        --------     ---------


     Included in the adjustment is $731,994 loss recognized on disposition of discontinued operations.

                            STATEMENT OF OPERATIONS

                        PERIOD ENDING DECEMBER 31, 1995

                                         MIDWEST
                                         -------

                                      JUNE 13, 1995   SERVICE
                                         (DATE OF     STATION
                                       ACQUISITION)   --------
                                         THROUGH      YEAR ENDED
                                       DECEMBER 31,   DECEMBER 31,
                                          1995          1995             TOTAL
                                          ----          ----             -----

     Revenues                            $5,598,542         -         5,598,542

     Costs and expenses                   5,457,135         -         5,457,135
                                          ----------     -------       ---------

     Net income before income tax           141,407         -           141,107

     Income tax expense                      48,000         -            48,000
                                          ----------     -------       ---------

     Net income                          $   93,407         -            93,407
                                         ----------     -------       ---------
                                         ----------     -------       ---------

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED





(8)  DISCONTINUED OPERATIONS - CONTINUED

          At December 31, 1995, the net loss from disposal of discontinued operations was $731,994 from Midwest and $78,006 from Service Station less $275,000 of income tax benefit. For the year ended December 31, 1994, the net loss was $47,416 from disposal of the Service Station less income tax benefit of approximately $16,000.


(9)  INCOME TAXES

     The (provision) benefit for income taxes is as follows:

     CONTINUING OPERATIONS
                                                       1995      1994
                                                       ----      ----
            Current                                 $106,000  (136,000)
            Deferred                                  73,000  (300,000)
                                                    --------  --------

               Total continuing operations          $179,000  (436,000)
                                                    --------  --------
                                                    --------  --------

     DISCONTINUED OPERATIONS
                                                        1995      1994
                                                        ----      ----
            Current                             $        -     (16,000)
            Deferred                                 227,000       -
                                                    --------  --------

               Total continuing operations          $227,000   (16,000)
                                                    --------  --------
                                                    --------  --------

     The (provision) benefit for income taxes differs from the amount computed at the federal statutory rate as follows:

     CONTINUING OPERATIONS
                                                       1995      1994
                                                       ----      ----
     Income tax (expense) benefit at federal
      statutory rates                               $158,000  (392,000)
     State income taxes                               23,000   (50,000)
     Other                                            (2,000)    6,000
                                                    --------  --------
               Total current income taxes           $179,000  (436,000)
                                                    --------  --------
                                                    --------  --------

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED




(9)  INCOME TAXES - CONTINUED

     DISCONTINUED OPERATIONS
                                                                1995      1994
                                                                ----      ----
     Income tax (expense) benefit at federal statutory rates  $227,000   (7,000)
     State income taxes                                         20,000   (2,000)
     Other                                                     (20,000)  (7,000)
                                                              --------  -------
               Total                                          $227,000  (16,000)
                                                              --------  -------
                                                              --------  -------

     Deferred income taxes have been established to reflect timing differences between financial reporting and income tax purposes. The primary differences are as follows:

                                              1995             1994
                                              ----             ----
     Condemnation sales                    $ 300,000         300,000
     Discontinued operations                (227,000)              -
     Net operating loss carryforward         (73,000)              -
                                           ---------        --------
                                           $       -         300,000
                                           ---------        --------
                                           ---------        --------

(10) LITIGATION

     The Company is involved in certain litigation where the Company has prevailed. The opposing side has filed an appeal of the decision. It is not known the final outcome but the Company is vigorously defending its position. Management believes that the final outcome will not have a material effect on the financial position of the Company.

     The Company in June 1996, entered into a settlement agreement with shareholders and former officers of the Company which had filed litigation against certain of the Company's Board of Directors and officers and who the Company had filed litigation against. The terms of the settlement provide that the Company pay all legal costs related to the legal action for all parties with the exception of the majority shareholder which will receive reimbursement up to $81,000. The Company will sell 1,275,912 shares of its common stock for $3.35 per share to an other entity with the Company providing limited recourse financing for a portion of the purchase price and the purchase 40,552 shares at $3.35 per share from certain existing shareholders. Certain existing employment agreements are terminated and the Company will enter into new employment agreements with a former shareholder and the new majority shareholder.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED





(11) CONTINGENCIES

     The Company, through predecessor entities, has understandings where certain individuals may be entitled to an interest in the ownership or profits on unidentified projects. This contingency is currently in litigation on appeal.

     In addition, the Company has accrued amounts totaling $37,771 for potential amounts owing from transactions which took place a number of years ago. It cannot be determined if and when such amounts will be paid. That balance is included in accrued expenses.

     The Company is aware of certain unasserted claims which could result in claims in excess of amounts accrued in the financial statements. Management believes that any such claim, if asserted, will not result in any adverse affect on the financial position of the Company.

     The Company is in the process of remediation of the service station property. It is not known if any additional costs over what the Company has accrued will be needed to complete the remediation.


(12)  COMMITMENTS

     The Company leases its office facility under a year lease requiring monthly payments of $950 which expires in August 1996. Lease expense was $11,400 in 1995.

     The Company leases certain equipment under operating lease agreements. Those agreements require monthly payments of $531 which expire between 1996 and 1998. Annual lease expense under these agreements is $6,089 and $2,375 for the years ended December 31, 1995 and 1994. Minimum payments under the noncancellable operating leases are as follows:

               YEAR                            AMOUNT
               ----                            ------
               1996                          $  6,761
               1997                             6,366
               1998                             2,653
                                             --------
               Total                          $15,780

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



(13)  SIGNIFICANT CUSTOMERS

     The Company had land sales to the following significant customers in 1995 and 1994:

                                            1995                  1994
                                            ----                  ----
            Customer A                    $     -                979,000

            Customer B                    $152,000               254,000


(14)  STOCK OPTION PLAN

     In 1994, the Company established a stock option plan wherein the five directors and the Company's president were each granted options to acquire 25,000 shares of the Company's stock at $2.50 per share. The options vest as follows: 9,000 shares at the option date and 8,000 shares in 1995 and 8,000 shares in 1996.


(15)  SUBSEQUENT EVENTS

     The Company had the following material subsequent events:

          - Effective March 31, 1996, the Company disposed of Midwest Railroad which was a wholly owned subsidiary. See note 7.

          - The Company settled certain litigation relating to shareholders and members of the Board of Directors. See note 11.

          - The Company entered into an agreement where it agreed to purchase 40,552 shares of the Company stock for a cash price of $3.35 per share.

          - The Company entered into an agreement where it sold 1,275,912 shares of the Company at $3.35 per share or $4,274,305. The stock sell price included $641,146 cash plus a note receivable of $3,633,159. The note requires interest based upon the federal rate published by the Internal Revenue Service. Interest on the note for the first year is paid at closing with the remaining interest to be paid annually commencing on the second anniversary date of the note. All principal and unpaid interest is due August 1, 2001. The note is secured by the stock sold plus a guarantee from the purchaser of 25% of the original outstanding note.

                                 UTAH RESOURCES
                               INTERNATIONAL, INC.

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1996
                                   (UNAUDITED)



     ASSETS
Cash and cash equivalents                        $   257,900
Accounts receivable                                  281,982
Notes receivable                                     157,454
Income tax receivable                                222,128

Property and equipment, net of
  accumulated depreciation and
  amortization of $43,229                             30,755

Real estate held for resale                          655,133
Royalty interest in petroleum and mineral
  production, net of amortization of $41,034           9,176
Other assets                                          10,599
                                                  ----------
                                                  $1,625,127
                                                  ----------
                                                  ----------

          LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                 $   191,389
Accrued expenses                                     253,423
Earnest money deposits                                36,000
Notes payable                                        180,357
Net liabilities of discontinued  operations               48
                                                 -----------

     Total liabilities                               661,217
                                                 -----------

Minority interest                                    147,434

Stockholders' equity:
Common stock; par value $.10 per share,
  5,000,000 shares authorized, 2,522,808
  shares issued and outstanding                      252,281
Additional paid-in capital                         4,431,232
Stock subscription receivable                     (3,633,159)
Retained earnings                                   (233,878)
                                                  ----------

     Total stockholders' equity                      816,476
                                                  ----------

                                                  $1,625,127
                                                  ----------
                                                  ----------

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                         THREE MONTHS           NINE MONTHS
                                      ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                      -------------------    -------------------
                                        1996      1995         1996      1995
                                        ----      ----         ----      ----
Sales                               $      -    128,462      178,070    459,201

Cost of sales                              -     38,419       60,286    117,831
                                      ------    -------      -------    -------

     Gross profit                          -     90,043      117,784    341,370

General and administrative expenses  828,042    104,320    1,066,144    941,534
                                    --------    -------    ---------   --------

     Loss from operations           (828,042)   (14,277)    (948,360)  (600,164)
                                    --------    -------    ---------   --------

Other income (expense):
  Royalty income                      45,674     17,527      120,574     43,479
  Interest and dividend income        49,468     48,304       41,054     54,491
  Other income                           600          -          600          -
  Interest expense                    (1,766)     5,452      (36,038)   (20,825)
                                    --------    -------    ---------   --------

     Total other income               93,976     71,283      126,190     77,145
                                    --------    -------    ---------   --------

Loss before minority interest and
  income taxes                      (734,066)    57,006     (822,170)  (523,019)

Minority interest in net loss
  of subsidiaries                      3,631     13,494        4,679     13,494
                                    --------    -------    ---------   --------

Loss before provision for income
  taxes and discontinued operations (730,435)    70,500     (817,491)  (509,525)

Income tax (provision)
  benefit - deferred                       -    (18,000)      29,600    197,000
                                    --------    -------    ---------   --------

Loss from continuing operations     (730,435)    52,500     (787,891)  (312,525)


                                        Q-2

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED




                                             THREE MONTHS           NINE MONTHS
                                          ENDED SEPTEMBER 30,    ENDED SEPTEMBER 30,
                                          -------------------    -------------------
                                            1996      1995         1996       1995
                                            ----      ----         ----       ----
Discontinued operations:
  Income (loss) from discontinued
   operations net of income taxes
   of $-0-, $-0-, $68,000 and $-0-     $       -      60,392       132,140     33,016
  Loss from disposal of discontinued
    operations net of income tax
    benefit of $-0-, $-0-, $48,200,
    and $-0-                             (15,878)          -      (109,572)         -
                                       ---------   ---------     ---------   --------

    Total discontinued operations        (15,878)     60,392        22,568     33,016
                                       ---------   ---------     ---------   --------

Net (loss) income                      $(746,313)    112,892      (765,323)  (279,509)
                                       ---------   ---------     ---------   --------
                                       ---------   ---------     ---------   --------

Loss per share                         $    (.30)        .06          (.37)      (.14)
                                       ---------   ---------     ---------  ---------
                                       ---------   ---------     ---------  ---------

Weighted average shares                2,522,808   1,976,280     2,075,068  1,976,280
                                       ---------   ---------     ---------  ---------
                                       ---------   ---------     ---------  ---------

                                        Q-3

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


                                                              1996       1995
                                                              ----       ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                $(765,323)   (279,509)
  Less income from discontinued operations                 (132,140)    (33,016)
  Add loss from disposition of discontinued operation       109,572          -
  Adjustments to reconcile net loss
    to net cash (used in) operating
    activities:
     Common stock issued for services                            -      122,667
     Depreciation and amortization                            6,820       8,175
     Minority interest in net loss
       of subsidiaries                                       (4,679)    (13,494)
     (Increase) decrease in:
          Accounts receivable                                90,640     (83,478)
          Real estate held for resale                       199,688    (128,220)
          Income tax receivable                              (9,800)   (106,265)
     (Decrease) increase in:
          Accounts payable                                  (85,057)     57,957
          Accrued expenses                                  (47,871)     45,137
          Deferred income tax                                    -     (314,000)
                                                          ---------   ---------
          Net cash used in continuing operations           (638,150)   (724,046)
          Net cash provided by discontinued operations       23,273     (66,111)
                                                          ---------   ---------
               Net cash used in
               operating activities                        (614,877)   (790,157)
                                                          ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                           (616)   (185,166)
  Increase in notes receivable                                   -           -
  Payments on notes receivable                               21,535       2,978
  Decrease in other assets                                       -           -
                                                          ---------   ---------
  Cash provided by (used in) investing activities -
    continuing operations                                    20,919    (182,188)
  Cash from investing activities - discontinued operations       -       38,419
                                                          ---------   ---------
               Net cash provided by
               Investing activities                          20,919    (143,769)
                                                          ---------   ---------

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED

                  NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995




                                                              1996        1995
                                                              ----        ----
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on notes payable                                (419,270)    (45,802)
  Investments in subsidiary                                      -           -
  Issuance of common stock                                  641,146    (128,443)
  Purchase of common stock                                 (135,849)      3,684
                                                          ---------   ---------
  Cash used in financing activities - continued operations   86,027    (170,561)
  Cash for financing activities - discontinued operations        -      (98,383)
                                                          ---------   ---------
            Net cash provided by
            financing activities                             86,027    (268,944)
                                                          ---------   ---------

Decrease in cash                                           (507,931) (1,202,870)

Cash and cash equivalents, beginning of period              765,831   2,138,795
                                                          ---------   ---------

Cash and cash equivalents, end of period                  $ 257,900     935,925
                                                          ---------   ---------
                                                          ---------   ---------

                       UTAH RESOURCES INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF CASH FLOWS - CONTINUED





SUPPLEMENTAL SCHEDULE FOR NON-CASH ACTIVITIES:

  1996
  ----

     In July 1996, the Company sold 1,275,912 shares of the Company's common stock for $3.35 per share. The Company received $641,146 in cash and a receivable for the balance of $3,633,159.

     The Company also issued 2,625 shares of stock to an individual to relieve a liability that had been accrued in the amount of $11,180.

     As part of the split up with Midwest Railroad, the Company received back 590,000 shares of its own common stock.

  1995
  ----

     On June 13, 1995, the Company issued 590,000 shares of the Company's common stock to Midwest Railroad Construction and Maintenance Corporation in exchange for 100 percent of Midwest. The following is a summary of the acquired assets and liabilities:

            Cash                                 $     7,368
            Accounts receivable                      922,693
            Notes receivable                         183,915
            Inventory                                158,731
            Net property and equipment               896,011
            Other assets                               2,550
            Accounts payable                        (736,685)
            Accrued expenses                         (65,769)
            Notes payable                           (741,765)
            Deferred income taxes                    (40,000)
                                                   ---------
            Common stock issued for subsidiary     $ 587,049
                                                   ---------
                                                   ---------

                          UTAH RESOURCES INTERNATIONAL
                                AND SUBSIDIARIES

                          NOTES TO FINANCIAL STATEMENTS



(1) The unaudited financial statements include the accounts of Utah Resources International, Inc., and subsidiaries and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of September 30, 1996 and the results of operations for three and nine months ended September 30, 1996 and 1995, and cash flows for the nine months ended September 30, 1996 and 1995. The results of operations for the three and nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year.

(2) Loss per common share is based on the weighted average number of shares outstanding during the period.

                       UTAH RESOURCES INTERNATIONAL, INC.

                              BOOK VALUE PER SHARE









     Book Value  - December 31, 1995                         $.58 per share
                                                             ----
                                                             ----


     Book Value - September 30, 1996                         $.33 per share
                                                             ----
                                                             ----

                                    EXHIBIT A


                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                       UTAH RESOURCES INTERNATIONAL, INC.

To the Secretary of State:

     Pursuant to the provisions of the Utah Business Corporation Act, Section 16-10a-1003, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose submits the following statement:

     (1)  The name of the corporation is: Utah Resources International, Inc.;
     (2)  The text of each amendment adopted is:

     The Articles of Incorporation of Utah Resources International, Inc. (the "Company"), are hereby amended as follows. Article Fourth of the Company's Articles of Incorporation is hereby deleted and replaced with the following:

          FOURTH. That the total authorized capital stock of this corporation is Five Hundred Thousand Dollars ($500,000) divided into 5,000 shares of the common capital stock with a par value of One Hundred Dollars ($100) per share. Shareholders shall have no preemptive rights to acquire additional shares of this corporation.

     (3) the manner (if not set forth in the amendment) of implementation of any exchange, reclassification, or cancellation of issued shares is as follows:

     Immediately prior to the filing of the Articles of Amendment, the total number of shares of all classes of stock which the Company has authority to issue is 5,000,000 shares of common, $.10 par value per share stock (the "Common Stock"). As of ___ p.m., on the date of the filing of this Amendment with the Secretary of State of Utah (the "Filing Date"), and subject to majority approval by the Company's shareholders, each 1,000 shares of common, $.10 par value per share stock then outstanding shall be converted into one share of common $100.00 par value per share stock of the Company (the "New Stock"), with shareholders holding fewer than 1,000 shares or any increment thereof (the "Fractional Shareholders") being given the option to either
(A) receive cash in lieu of fractional shares of stock, or (B) purchase from the Company that portion of fractional shares of the Common Stock needed to increase their share holdings to the next one whole share of New Stock (the "Reverse Split"). The Company will then have 5,000 authorized shares of common, $100.00 par value per share stock. The Reverse Split is designed to result in reducing the number of the Company's shareholders to less than 300, so that the Company will no longer be required to be an SEC-reporting company. These Articles of Amendment will not effect a change in the amount of stated capital in the Company.

     Fractional Shareholders who do not elect to round up their holdings at least ten days prior to _________ __, 1997 (the "Annual Meeting Date") will have their fractional shares automatically converted into the right to receive cash in lieu of the fractional shares of New Stock otherwise issuable to such holder at $3.35 per share.

     Fractional shareholders who do elect to round up their holdings to aggregate one whole share of New Stock at least ten days prior to the Annual Meeting Date will, on the Annual Meeting Date, have their then whole shares of Common Stock automatically converted into shares of New Stock.

     Holders of record of 1,000 or more shares of Common Stock on ________ __, 1997 (the "Record Date") will have their shares automatically converted after the Reverse Split into the number of whole and fractional shares of New Stock equal to the number of shares of Common Stock outstanding and held by them on the Record Date, prior to the Effective Date divided by 1,000.

     (4)  Amendment's Adoption:

     The Company's Board approved the Amendment on January 22, 1997, and the Shareholders approved the Amendment at their Annual Meeting on ________ __, 1997, to be effective immediately.

     There are approximately 2,522,808 issued shares of the Company's stock. Of this, at least 1,275,912 or 50.5% was voted in favor of the Amendment, which was sufficient for its approval.

Dated as of ______________.

                                       UTAH RESOURCES INTERNATIONAL, INC.




                                       -----------------------------------
                                       John Fife, President and CEO

                                    EXHIBIT B

                           PART 13.DISSENTERS' RIGHTS

     16-10A-1301  DEFINITIONS.--For purposes of Part 13:
     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.
     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.
     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.
     (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.
     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in
Section 15-1-1, compounded annually.
     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in
Section 16-10a-723.
     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     16-10A-1302 RIGHT TO DISSENT.--(1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate anions:
     (a) consummation of a plan of merger to which the corporation is a party if:
     (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or
     (ii) the corporation is a subsidiary that is merged with its parent under
Section 16-10a-1104;
     (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;
     (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and
     (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).
     (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.
     (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:
     (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;
     (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or
     (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
     (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:
     (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;
     (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;
     (c)  cash in lieu of fractional shares; or
     (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.
     (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

     16-10A-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.--(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.
     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:
     (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and
     (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.
     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

                            DECISIONS UNDER PRIOR LAW

     .1   DISPUTING STOCKHOLDERS' REMEDY IN FEDERAL COURTS.--Dissenting
stockholders' remedies are available only in state courts. MCGHEE V GENERAL FINANCE CORP., 84 FSUPP 24 (WD VA 1949); SHERIDAN V AMERICAN MOTORS CORP, 132 FSUPP 121 (ED PA 1955).

     16-10A-1320 NOTICE OF DISSENTERS' RIGHTS.--(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.
     (2)  If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting.
Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

     16-10A-1321 DEMAND FOR PAYMENT--ELIGIBILITY AND NOTICE OF INTENT.--(1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:
     (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and
     (b)  may not vote any of his shares in favor of the proposed action.
     (2)  If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.
     (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.
     (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

     16-10A-1322 DISSENTERS' NOTICE.--(1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.
     (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:
     (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;
     (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;
     (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;
     (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;
     (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;
     (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and
     (g)  be accompanied by a copy of this part.

     16-10A-1323 PROCEDURE TO DEMAND PAYMENT.--(1) A shareholder who is given a dissenters' notice described Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:
     (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;
     (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and
     (c)  if required by the corporation in the dissenters' notice described in
Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under
Section 16-10a-1302.
     (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving use to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.
     (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

     16-10A-1324 UNCERTIFICATED SHARES.--(1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.
     (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

     16-10A-1325 PAYMENT.--(1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenters' shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.
     (2)  Each payment made pursuant to Subsection (1) must be accompanied by:
     (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year or if not available, a fiscal year ending not more than 16 months before the date of payment,
     (B)  an income statement for that year;
     (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and
     (D)  the latest available interim financial statements, if any
     (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

     (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;
     (c)  a statement of the dissenter's right to demand payment under
Section 16-10a-1328; and
     (d)  a copy of this part.

     16-10A-1326 FAILURE TO TAKE ACTION.--(1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.
     (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322 then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322 and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

     16-10A-1327 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.--(1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1302, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in
Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of the demand.
     (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

     16-10A-1328  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.--
(1) A dissenter who has not accepted an offer made by a corporation under
Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:
     (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;
     (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or
     (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.
     (2) A dissenter waives the right to demand payment under this section unless he causes he corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

     16-10A-1330 JUDICIAL APPRAISAL OF SHARES--COURT ACTION.--(1) If demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within


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

60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.
     (2) The corporation shall commence the proceeding described in Subsection (1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.
     (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under subsection (2) as an action against their shares. All such dissented who are named as parties just be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.
     (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
     (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:
     (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or
     (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under
Section 16-10a-1327.

     16-10A-1331 COURT COSTS AND COUNSEL FEES.--(1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.
     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:
     (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or
     (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.
(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                    PRELIMINARY COPY DATED ___________ ____, 1997
                                   FOR REVIEW ONLY



                       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                          OF

                          UTAH RESOURCES INTERNATIONAL, INC.

    The undersigned, revoking any proxy heretofore given, hereby appoints John Fife, who holds the power to appoint a substitute, proxy of the undersigned, with full power of substitution, with respect to all of the shares of common stock of Utah Resources International, Inc. in which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Utah Resources, International, Inc., to be held on April 25, 1997, and any adjournment thereof.

    In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


1 PROPOSAL:   APPROVAL OF AMENDMENT TO THE COMPANY'S
              ARTICLES OF INCORPORATION TO EFFECT THE
              REVERSE SPLIT

         [] FOR         [] AGAINST          [] ABSTAIN


              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
              SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
              THE MATTER SPECIFICALLY REFERRED TO ABOVE.


2 PROPOSAL:   ELECTION OF FIVE DIRECTORS TO HOLD OFFICE UNTIL
              THE NEXT ANNUAL MEETING


    []   FOR all nominees listed below (except as marked   []   WITHHOLD
AUTHORITY to vote for all
         to the contrary below)                            nominees listed
                                                           below.

    John Fife, David Fife, Lyle Hurd, Mark G. Jones and Stuart B. Peterson (Instruction: To withhold authority to vote for any individual nominee write that nominee's name on the line provided below)

------------------------------------------------------------

              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
              SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
              ALL THE NOMINEES LISTED  ABOVE.

3 PROPOSAL:   AMEND ARTICLE II, SECTION 1 OF THE COMPANY'S BY-LAWS
              REGARDING ANNUAL MEETING DATE


         [] FOR         [] AGAINST          [] ABSTAIN

              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
              SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR
              THE MATTER SPECIFICALLY REFERRED TO ABOVE.


4 PROPOSAL:   MARK TECHNOLOGIES CORPORATION PROPOSALS

              A)   APPOINT A SPECIAL SHAREHOLDERS LEGAL AFFAIRS
                   COMMITTEE

         [] FOR         [] AGAINST     [] ABSTAIN

              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
              SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED AGAINST THE MATTER SPECIFICALLY REFERRED TO ABOVE.

              B)   CAUSE THE COMPANY TO EFFECT A $4.00 PER SHARE
                   TENDER OFFER

         [] FOR         [] AGAINST          [] ABSTAIN

              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
              SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED AGAINST THE MATTER SPECIFICALLY REFERRED TO ABOVE.

              C) APPOINT A SPECIAL SHAREHOLDERS FIDUCIARY DUTY COMMITTEE

         [] FOR         [] AGAINST          [] ABSTAIN

              THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO
              SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED AGAINST THE MATTER SPECIFICALLY REFERRED TO ABOVE.

                                                    Dated                 , 1997
                                                         -----------------

-----------------------------                ----------------------------
Print Name                                  Signature

-----------------------------                ----------------------------
Print Name                                  Signature

-----------------------------                ----------------------------
(Number of Shares                           Title
  Held of Record)

    Please sign as name appears to the left. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators and trustees should add their titles.